EXHIBIT 10.14

OPERATING AGREEMENT

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                               OPERATING AGREEMENT
                                       FOR
                       Guaranty Mortgage Services, L.L.C.
                      A Delaware Limited Liability Company

         This OPERATING AGREEMENT (this "Agreement") of Guaranty Mortgage Services, L.L.C. (the "Company"), a limited liability company organized under the laws of the State of Delaware, is made and entered into as of 5:45 p.m. on [February 12, 2001], by and among Shelter Mortgage Corporation, a Wisconsin corporation ("SMC"), Guaranty First Mortgage, LLC, a Georgia limited liability company ("GFM") and the parties listed on Exhibit "A" hereto (each, a "Member" and, collectively, "Members").

                                 R E C I T A L S

     A. SMC is a general partner in Regency Mortgage, a Georgia general partnership (the "Partnership") described in the "Contribution Agreement" (as defined below). The other general partner in the Partnership is Regency Mortgage Services, Inc., a Georgia corporation ("RMS");

     B. The Partnership is engaged in the development of mortgage banking opportunities arising from the need for mortgage loans and related financial services of purchasers of homes for which Member or one or more Associates of that Member assist in the sale or purchase of their home (the customers of each such Member or an Associate of a Member are referred to herein as "Member Customers");

     C. Pursuant to a change of control and assignment of rights, GFM will acquire the rights of RMS in and to the assets of the Partnership (other than certain Excluded Assets defined in the Contribution Agreement).

     D. As a result of the foregoing as well as various tax and accounting issues, and in order to provide an opportunity for savings in the general and administrative costs attributable to the operation of the Partnership, SMC and GFM desire to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, Del. Code, tit. 6, ss.ss. 18-101, et seq., as amended from time to time (the "Act"), and hereby constitute themselves a limited liability company for the purposes and on the terms and conditions set forth in this Agreement.

     E. SMC and GFM desire that the Company carry on the business of the Partnership substantially in the manner heretofore conducted and that the Company create a separate operating division to carry on the business of the Partnership or, to the extent additional Members are admitted in the future, that the Company create a separate operating division for business generated by or through each such additional Member or its Associates.

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                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, the terms defined in the preamble and recitals hereto shall have the respective meanings specified therein and the following terms shall have the meanings set forth below:

         1.1. "ABA Notice" shall have the meaning set forth in the Contribution Agreement.

         1.2. "Act" shall mean the Limited Liability Company Act of the State of Delaware, as the same may be amended from time to time.

         1.3. "Additional Capital Contribution" shall mean any Capital Contribution made in accordance with Section 4.2 of this Agreement.

         1.4. "Additional Branch Costs" shall have the meaning specified in
Section 6.9 of this Agreement.

         1.5. "Additional Company Costs" shall have the meaning specified in
Section 6.8 of this Agreement.

         1.6. "Advance Rate" shall mean and refer to 1% plus that rate which is announced by Marshall & Ilsley Bank, Milwaukee, Wisconsin, from time to time as its prime or reference lending rate for short term unsecured commercial loans to its most creditworthy corporate borrowers, or if said bank ceases to announce the prime rate, in lieu of said bank, that bank which does announce a prime rate and which is the next largest commercial banking institution, measured in terms of assets and whose principal offices are located in the State of Wisconsin, shall be used.

         1.7. "Agreement" shall mean this Operating Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time as herein provided.

         1.8. "Appraisal" shall mean the market price determined by an independent third party, whose identity shall be determined from time to time in the reasonable discretion of the Managing Member, (the "Appraiser") to be the fair market value of the Servicing Rights which the Managing Member elects to sell on an Election Date. The Appraisal shall set forth the value of the Servicing Rights on the first business day of the calendar month in which an Election Date takes place. The cost of any such Appraisal shall be borne by the Company, and shall be allocated pro rata to each Operating Division on the basis of such Operating Division's interest in the entire portfolio of the Company's Servicing Rights.

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         1.9. "Assignee" shall mean an assignee or a transferee of a Member's
Interest who has not been admitted as a new Member.

         1.10 "Associate" means, when used with reference to a specified Person: any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person; any Person owning or controlling 10% or more of the outstanding voting securities of such other specified Person; any Person that is an officer or director of, partner in, or trustee of, or serves in a similar capacity with respect to, a specified Person; or any Person for which the specified Person is an officer, partner, or trustee, or with respect to which the specified Person serves in a similar capacity. When used with reference to a Member, "Associate" shall include, in addition to the foregoing, sales agents and employees who work for or are employed by that Member or an Associate of such Member (as the term "Associate" is defined in the prior sentence).

         1.11. "Book Value" shall have the meaning set forth in Article 8 of this Agreement.

         1.12. "Borrowing Costs" shall mean the Company's cost of funds including, without limitation, interest on the Warehouse Line at the Warehouse Line Rate, as defined below.

         1.13. "Branches" shall mean the branch of the Company located at 2100 Riveredge Parkway, Atlanta, Georgia, as such location may be amended from time to time by the Managing Member.

         1.14. "Branch Costs" shall mean the aggregate of all costs and expenses incurred in connection with the operation of the Branches. As applied to the Branch Costs allocable to a particular Operating Division for purposes of calculating Division Profits and Division Losses, Branch Costs shall refer to all costs and expenses incurred in connection with the operation of the Branches.

         1.15. "Branch Divisions" shall have the meaning set forth in Section
9.3 of this Agreement.

         1.16. "Capital Account" shall have the meaning set forth in Section 4.4 of this Agreement.

         1.17. "Capital Contribution" means the total amount of cash and the Gross Asset Value (fair market value) of other property (net of liabilities) contributed by or on behalf of a Member to the capital of the Company pursuant to this Agreement and such Member's Contribution Agreement.

         1.18. "Certificate" shall mean the Certificate of Formation of the Company as originally filed with the Office of the Secretary of State of Delaware on February 18, 1998, as amended and restated from time to time.

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         1.19. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and, to the extent applicable, any Regulations promulgated thereunder.

         1.20. "Company" shall mean the limited liability company hereby established in accordance with this Agreement by the parties hereto, as such limited liability company may from time to time be constituted.

         1.21. "Company Minimum Gain" has the meaning ascribed to the term "partnership minimum gain" in Regulations Section 1.704-2(d).

         1.22. "Company Profits and Losses" shall mean any Net Profits or Net Losses (as defined herein) of the Company which the Managing Member determines, in the exercise of its discretion, is not attributable to the business or operations of any current or former Operating Division and shall include, without limitation, all revenues (but not expenses) generated from any Mortgage Loan as to which an ABA Notice was not provided in accordance with Section 10.1 hereof.

         1.23. "Company Property" shall mean any Property owned by the Company.

         1.24. "Contribution Agreement" shall mean that certain Contribution Agreement between the Company, each Partnership and the partners of each Partnership, dated as of the date hereof, pursuant to which all assets and liability of each Partnership shall be contributed to the Company in exchange for an Interest in the Company and the Partnership thereafter dissolve

         1.25. "Contribution Percentage" shall mean, with respect to each Member, the result of the following, expressed as a percentage: the positive balance, if any, of such Member's Capital Account divided by the sum of all Capital Accounts of all Members of the Company.

         1.26. "Control" (including, with correlative meaning, the terms "controlled by," "controlling" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         1.27. "Custodial Balances" shall mean and refer to funds from time to time maintained by or in behalf of Managing Member with one or more bank, trust or similar type accounts, as may be selected from time to time by SMC, and which represent amounts collected from borrowers of Mortgage Loans for principal and interest payments (prior to application and remittance thereof to the party or parties owning such loans), impounds for real and personal property taxes upon or with respect to the property that secured payment of such loan or loans, impounds for homeowners' and/or fire, casualty, hazard or other insurance respecting such properties.

         1.28. "Damages" shall have the meaning set forth in Section 18.1 of this Agreement.

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         1.29. "Default Interest Rate" shall mean the lesser of the legal rate permitted to be imposed under applicable law or three percent (3%) in excess of the Advance Rate.

         1.30. "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery reduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if such adjusted basis is zero, then Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

         1.31. "Discontinued Operating Division Profits and Losses shall mean the Net Profits or Net Losses, determined by the Managing Member in its discretion, attributable to the business or operations of an Operating Division which has previously been terminated or liquidated pursuant to Section 15.1 hereof.

         1.32. "Dissociation Event" shall have the meaning specified in Section
17.1 of this Agreement.

         1.33. "Dissolution Event" shall have the meaning specified in Section
14.1 of this Agreement.

         1.34. "Division Profits" and "Division Losses" shall have the meanings specified in Section 9.2 of this Agreement.

         1.35. "Economic Interest" Shall mean the rights of a Member or Assignee to share in, and receive distributions of, Division Profits and Division Losses, Discontinued Operating Division Profits and Losses and, with respect to the Managing Member, Company Operating Division Profits and Losses in accordance with this Agreement. "Economic Interest" does not include any other rights of a Member including, without limitation, Management and Voting Rights or, except as provided in and required by Section 18-305 of the Act, Information Rights.

         1.36. "Election Date" shall mean December 31 of each calendar year, or such other date as may be selected from time to time by Managing Member, and shall be the date on which the Managing Member shall, in the exercise of its reasonable discretion, elect to either retain or sell any or all Servicing Rights held by the Company. An election to sell any Servicing Rights on the Election Date shall trigger Guaranty's Purchase Right pursuant to Section 11.4 of this Agreement.

         1.37. "Exercise Price" shall have the meaning given such term in
Section 11.4 of this Agreement.

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         1.38. "Extraordinary Costs" shall include, without limitation, such costs attributable to any claim for repurchase of or indemnity on sold loans, whether or not asserted by the third party entitled to assert such repurchase or indemnity claims.

         1.39. "Fiscal Year" shall mean the fiscal year of the Company and shall be the same as its taxable year, which shall end on September 30th. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year. The Managing Member may elect to change the Company's Fiscal Year at its sole discretion.

         1.40. "Gross Asset Value" means, with respect to an asset contributed to or acquired by the Company, the gross fair market value of such asset, which value shall be (i) increased or decreased to reflect any adjustments for Depreciation or to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b) (to the extent taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)), and (ii) adjusted at such other times as reasonably determined by the Managing Member to be necessary or appropriate to reflect the relative Economic Interests of the Members of the Company, as provided in Regulations Sections 1.704-1(b)(2)(iv), including as of such times and in such manner as set forth in Regulations
Section 1.704-1(b)(2)(ii)(f).

         1.41. "Formation Date" shall mean the date that the Company is formed, as specified in Section 2.8 of this Agreement.

         1.42. "Guaranty" shall mean Guaranty Bank, SSB, a Wisconsin state chartered savings bank and sole shareholder of SMC.

         1.43. "HUD" shall mean the Department of Housing and Urban Development.

         1.44. "Indemnified Persons" shall have the meaning specified in Section
6.10 of this Agreement.

         1.45. "Information Rights" - Shall mean the right of any Member or Assignee, as applicable, to inspect, copy or obtain information and documents concerning the affairs of the Company, as provided for in Article 7 hereof, the Contribution Agreement, and in ss. 18-305 of the Act.

         1.46. "Initial Capital Contribution" shall mean any Capital Contribution made in accordance with Section 3.1 of this Agreement.

         1.47 "Initial Members" shall mean SMC, GFM and any other Member executing their Agreement on or before March 1, 1998.

         1.48. "Licensing Authority" shall mean any state mortgage licensing agency or authority which has jurisdiction over the operations or affairs of the Company.

         1.49. "Loan SubServicing Fee" shall mean the fee charged by Guaranty for subservicing the Servicing Portfolio as set forth on Exhibit "C" hereto.

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         1.50. "Majority-in-Interest of the Members" shall mean any one or more
Members having more than fifty percent (50%) in the aggregate of the Management and Voting Rights of all Members.

         1.51. "Management and Voting Rights" - Shall mean the right of any Member to vote or participate in the management of the Company. All Management and Voting Rights shall be held by the Managing Member.

         1.52. "Managing Member" shall mean Shelter Mortgage Corporation, a Wisconsin corporation or such other person or entity as Shelter Mortgage Corporation may designate from time to time.

         1.53. "Member Business" shall have the meaning set forth in Section 2.4 hereof. When used with reference to a specific Member or Members, Member Business shall mean the real estate company, home builder or development company or other business owned or operated directly or indirectly by that specific Member or an Associate of that Member and identified in that Member's Contribution Agreement.

         1.54. "Member Interest" shall mean the interest of a Member in the Company. To the extent permitted under this Agreement a Member may have more than one Interest in the Company. Other than the Member Interests held by the Managing Member, Member Interests shall have no Management and Voting Rights or Information Rights except to the extent required by the Act, this Agreement or the Contribution Agreement.

         1.55. "Member Nonrecourse Debt" has the meaning given "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

         1.56. "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the Company, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

         1.57. "Member Nonrecourse Deductions" has the meaning given
"partner nonrecourse deductions" in Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year of the Company equals the excess (if any) of the net increase (if any) in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears (or is deemed to bear) the economic loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

         1.58. "Members" shall mean the Initial Members, together with any Person who becomes a substituted or additional Member as herein provided and who is listed as a Member of the Company in the books and records of the Company, in such Person's capacity as a member of the Company.

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         1.59. "Management Fee" shall mean a monthly fee calculated by the
Managing Member and allocated as an expense to each Branch which is intended to cover costs for services such as accounting, management oversight, pipeline management, operation supervision and administrative and information systems support. The Management Fee shall be based upon cost center allocation at an actual cost and usage basis and may include a reasonable fee for management services at the Branch level based on a share of profitability. SMC may, at any time and from time to time, in its sole discretion, review and adjust the Management Fee in order to reflect the actual cost of providing the aforementioned services.

         1.60. "Mortgage Loans" shall mean and refer to any loan originated or purchased by the Company, which loan is secured by a mortgage or deed of trust covering and encumbering residential real property. To the extent authorized by applicable state and/or federal laws and regulations, there shall be no limitation on the type of loan products (conventional loans, jumbo loans, home equity loans, home improvement loans, government loans, etc.) which qualify as Mortgage Loans.

         1.61. "Net Profits" and "Net Losses" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss; (b) any expenditures of the Company described in Code Section 705(b)(2)(B) or treated as Code Section 805(b)(2)(B) expenditures pursuant to Regulations
Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing net Profits or Net Losses shall be subtracted from such taxable income or loss;
(c) gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; (d) in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of the term "Depreciation" under this Agreement; (e) in the event that the Gross Asset Value of any asset of the Company is adjusted pursuant to Section 4.4(c), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset; and (f) any items of income, gain, loss or deduction that are specially allocated pursuant to Section 12.2 shall not be taken into account in computing Net Profits or Net Losses.

         1.62. "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1 (a)(2).

         1.63. "Notices" shall have the meaning specified in Section 18.6.

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         1.64. "Operating Budget" shall mean and refer to the Operating Budget of the Company as provided for in Section 6.7 of this Agreement.

         1.65. "Operating Division" shall mean one or more divisions of the Company, each of which shall be established to conduct the business previously conducted by each Partnership or the business generated by or through Additional Members.

         1.66. "Operational Charges" shall have the meaning specified in Section
9.3 of this Agreement.

         1.67. "Organization Expenses" Those expenses incurred in the organization of the Company including the costs of preparation of the Agreement and Articles, and any costs and expenses incurred in connection with obtaining any licenses and approvals from HUD or any Licensing Authority.

         1.68. "Marketing Fee" shall mean a fixed fee calculated by the Managing Member and allocated as an expense to each Operating Division which covers costs incurred by the Operating Division for secondary marketing, shipping and quality control services on a per loan basis (the "Marketing Fee"). The Marketing Fee shall be based upon the actual costs incurred by Managing Member in performing such services on behalf of the Company. Managing Member may, at any time and from time to time, in its sole discretion, review and adjust the Marketing Fee in accordance with Managing Member's own policies and procedures and the actual costs incurred by Managing Member in performing such services on behalf of the Company. Only one Marketing Fee shall be charged for each completed loan application package submitted to the Company by any Member Customer.

         1.69. "Person" shall mean an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

         1.70. "Potential Subservicer" shall have the meaning given such term in Exhibit "C" hereto.

         1.71. "Property" shall mean any property real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

         1.72. "Purchase Right" shall mean and refer to the right of Guaranty to purchase any Servicing Rights proposed to be sold by the Company, prior to their sale or transfer to any Person, in accordance with Section 11.4 of this Agreement.

         1.73. "Regulations" shall mean the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations).

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         1.74. "Servicing Portfolio" shall mean and refer to all trust deed and/or mortgage loans originated by the Company with respect to which Guaranty acts as servicing or subservicing agent for lenders and/or investors pursuant to mortgage servicing contracts, agreements and arrangements. Without limitation on the generality of the foregoing definition, the same shall expressly refer to and include any and all rights reserved by Guaranty to act as loan subservicing agent with respect to any loans originated, purchased or otherwise acquired by the Company and thereafter sold to third parties on a whole loan or participation basis. Guaranty's rights to subservice such loans at the Loan SubServicing Fee will be deemed to be included in and part of the Loan Servicing Portfolio, and are terminable at the Election Date or if Guaranty is in material breach of its duties as subservicing agent.

         1.75. "Servicing Costs" shall mean the costs of servicing the mortgage portfolio which shall be, on a loan-by-loan basis, the product of the aggregate principal balance of each Mortgage Loan multiplied by .0015.

         1.76. "Servicing Rights" shall mean and refer to the right to receive the servicing income produced by the Servicing Portfolio (as well as the corresponding obligation to service such loans).

         1.77. "Similar Arrangements" shall have the meaning given such term in
Section 5.5 of this Agreement.

         1.78. "SubServicing Agreement" shall have the meaning given such term in Section 11.5 of this Agreement.

         1.79. "Transfer" shall mean any direct or indirect sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary, involuntary, by operation of law or otherwise, by sale of stock or partnership interests, or otherwise, of a Member Interest or of any Person which, directly or indirectly through one or more intermediaries, holds a Member Interest.

         1.80 "Warehouse Line" shall mean and refer to credit availability for funding and the funding thereof to be provided to the Company pursuant to the provisions of this Agreement for purposes of enabling the Company to fund and close Mortgage Loans by direct origination or purchase; such credit availability, at the option of the Managing Member, to take the form of a secured or unsecured extension of credit to the Company.

         1.81. "Warehouse Line Rate", shall mean and refer to a rate of interest, expressed as a percentage and computed as simple interest, equal to the actual cost of funds of Shelter or its Associates, as described in Section
3.4 of this Agreement.

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         1.82. In addition to the terms set forth above, the terms set forth below are defined in the Sections set forth opposite such term:

                  Term                                         Section
                  ----                                         -------
         RESPA                                                 17.1(h)
         Capital Account                                        4.4
         Certificate                                            2.2
         Damages                                               18.1
         Dissolution Event                                     14.1
         Division Losses                                        9.2
         Division Profits                                       9.2
         Exercise Price                                        11.4
         Indemnified Persons                                   6.10
         Indemnitee                                            18.3
         Indemnitor                                            18.3
         Loan Agents                                            3.5
         Member Business                                        2.4
         Member Indemnitees                                    18.1
         Member Offices                                         2.4
         Noncompete Term                                       18.25
         Notices                                               18.6(a)
         Proposed Activities                                    5.5(a)(i)
         Offices                                                2.4
         Reserve                                               13.1(a)
         Respondent                                            18.1(d)
         Similar Arrangements                                   5.5(a)(v)
         SubServicing Agreements                               11.5
         Substitute Amount                                     13.2(a)
         Warehouse Line Rate                                    3.4



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                                   ARTICLE 2.

                     FORMATION OF LIMITED LIABILITY COMPANY

         2.1. Formation. The parties, by execution of this Agreement, hereby enter into and join together in, and do hereby form, the Company as a limited liability company under and pursuant to the Act. Each party hereto represents and warrants that it is duly authorized to join in this Agreement and that the Person executing this Agreement on its behalf is duly authorized to do so.

         2.2. Filings, Approvals, Etc.

                  (a) In connection with the execution of this Agreement, the Managing Member has previously caused a Certificate of Formation (the "Certificate") to be filed with the Office of the Secretary of State of Delaware pursuant to the Act. The Members, by their execution of this Agreement hereby ratify and approve the execution and filing of the Certificate and agree to execute and deliver such further documents (including amendments to the Certificate) and take such further action as is appropriate to comply with the requirements of law for the formation or operation of a limited liability company in all states and counties where the Company may conduct its business.

                  (b) The Managing Member shall cause the Company to obtain and maintain from all Licensing Authorities and from HUD all necessary licenses and permits, including, without limitation, any necessary mortgage lending licenses, approval as a HUD mortgagee or correspondent; and registration, approval or qualification of each Member Office with HUD and each Licensing Authority.

                  (c)  Each Member shall have, at all times, the responsibility
(i) to obtain and maintain, for itself and, if necessary, for its employees, agents, Associates and other Persons under its control, all necessary and applicable authorizations, licenses and permits from all applicable governmental authorities having jurisdiction over the operations of that Members's Business, and/or the activities of that Member as contemplated under this Agreement, (ii) to be otherwise fully qualified to conduct the business and activities of that Member as contemplated under this Agreement and (iii) to use its best efforts to cause its employees, agents, Associates and other Persons under its control to act in compliance with all applicable state and federal laws and regulations.

         2.3. Name. The name of the Company shall be "Guaranty Mortgage Services, LLC," and all business of the Company shall be conducted under that name or under any other name as the Managing Member may determine from time to time. Each Operating Division shall be conducted under the name that the Managing Member, in consultation with the Member which has an Economic Interest in such Operating Division, determines to be appropriate. The Managing Member shall be authorized to sign and cause to be filed and published in each county in which the Company does business, a certificate of fictitious business name which reflects the name in which each Operating Division is conducting or proposes to conduct business or under any other names that the Managing Member determines to be necessary for the conduct of the business of the Company or to comply with the rules of any Licensing Authority. Upon termination of this Agreement, all rights to the name "Guaranty First Mortgage Company" and Guaranty Mortgage Services (within the State of Georgia only) shall belong to GFM without any compensation to SMC or any other party.

         2.4. Purposes. Each Member, other than Managing Member, either directly or through one or more Associates owns and operates its Member Business with offices at the locations listed under the Member's name in the Contribution Agreement (such offices of each Member Business are referred to as "Member Offices"). Subject to compliance with all applicable state and federal laws and regulations, the Managing Member, in consultation with each Member, shall cause the Operating Division, in which such Member has an Economic Interest, to conduct a mortgage origination and mortgage lending business for the purpose of offering mortgage loan and mortgage loan related services and products to customers and clients of the related Member Business. With this objective, and subject to the limitations and conditions set forth herein, it shall be the specific business of the Company to originate, produce and close Mortgage Loans in the Company's name (or to broker to other lenders) through the Branch Offices and the Member Offices and to market and sell the loans so originated, produced and closed (or brokered) to institutional and similar type of investors (which may include Associates of Managing Member). Subject to the limitations and conditions set forth herein, the purposes and activities of the Company, as herein described, may be undertaken by the Company directly for its own account, and/or by third party service providers (including Managing Member and its Associates). Furthermore, it is the intention of the Company and its Associates that Mortgage Loans, or leads or applicants therefor, will be directed to the Company by each Member, its Member Business and their respective Associates.

         2.5. Effective Date. This Agreement shall become effective with respect to each Initial Member on the date set forth on the Contribution Agreement.

         2.6. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805.

         2.7. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

         2.8. Term. The Company shall be formed upon the filing of the Certificate with the Office of the Secretary of State of Delaware pursuant to the Act and, unless terminated in accordance with Article 11 hereof, the Company shall liquidate and dissolve on the fiftieth (50th) anniversary hereof.

         2.9. Principal Office. The Principal Office of the Company shall be located at 2100 Riveredge Parkway, Suite 350, Atlanta, Georgia.

         2.10. Management and Voting Rights. Except as specifically provided otherwise in this Agreement and the Contribution Agreement and the Subscription Agreement, as applicable, all Management and Voting Rights shall be held by the Managing Member.

         2.11. Information Rights. Except as specifically provided otherwise in this Agreement or otherwise required by applicable law, all Information Rights shall be held by the Managing Member.


                                   ARTICLE 3.

                          PROVISION OF OPERATING ASSETS
                          -----------------------------

         3.1. Initial Member Contribution Agreements. In accordance with the terms of each Contribution Agreement, and in order to allow the Company to carry on the business of each Partnership as heretofore conducted, the Initial Members have caused each Partnership in which they have an interest to contribute all Partnership assets and liabilities to the Company. The assets and liabilities so contributed will be used by the Operating Division designated to carry on the business of each such Partnership and to calculate the Member's respective Capital Accounts. No Initial Member shall be deemed to be admitted to the Company or have any Economic Interest or other rights or interests in the Company, until such Initial Member has complied with all of the terms and conditions of the Contribution Agreement (including, without limitation, making such cash contributions as may be required by the Contribution Agreement).

         3.2. Additional Members. In accordance with Section 5.3 hereof, the Managing Member may, in its discretion and with the consent of GFM, admit Additional Members to the Company and the Managing Member is hereby authorized to amend Exhibit "A" to reflect the admission of such Additional Member. All such Additional Members shall execute such contribution, subscription or another documentation as the Managing Member determines to be necessary or appropriate under the circumstances. In connection with the admission of each such Additional Member, the Managing Member shall cause the Company to create a separate Operating Division for each such Additional Member, and each Operating Division, as so created, shall conduct its business and affairs through the Branches and Member Offices owned and operated by each such Additional Member or its Associates and offer mortgage loan and mortgage loan related products and services to Member Customers of each such Additional Member or its Associates. The identity of each such Additional Member together with a list of its Member Business and Member Offices shall be set forth on Exhibit "A" hereto.

         3.3. Retail Branch Offices of Operating Divisions. For the purpose of enabling the Company to originate Mortgage Loans, each Member shall make available to the Company the Member Offices listed in each Member's Contribution Agreement for the duration of the term of their Operating Division, on a license to use basis. All such office facilities shall be sufficient for the conduct of the Company's activities as contemplated under this Agreement. In addition, each Member shall ensure that the conduct of the business of the Operating Division in which such Member has an Economic Interest is conducted under the name of the Company or any other name then utilized by the Operating Division and authorized by the Managing Member. Each Member shall be responsible for ensuring that the business of its Operating Division is clearly distinguished from other operations of the Member or its Associates and in a manner that fully complies with all rules and regulations of HUD and each Licensing Authority. The provision of office facilities hereunder shall not be deemed to be a Capital Contribution to the Company.

         3.4. Assets and Facilities Made Available by Managing Member and GFM. For the purpose of enabling the Company to originate, process, underwrite, close and fund Mortgage Loans for each Operating Division, all costs and expenses attributable to the operation of the Branches shall be charged to the Operating Division as set forth in Article 9 hereof. GFM has contributed the Branch to the Company. If the Branch needs of the Company expand during the duration of this Agreement, the Managing Member shall use reasonable commercial efforts to secure the lease or sublease of such additional office facilities as the Managing Member deems appropriate under the circumstances, pursuant to the terms and conditions of, and for the compensation provided in, a lease or sublease agreement, or other similar type of agreement, to be then made and entered into by the Company. To the extent the Company engages in mortgage banking activities, and for the purpose of enabling the Company to originate, produce, fund and close, or otherwise acquire, Mortgage Loans, Managing Member may, but is not obligated to, cause to be provided to the Company, a Warehouse Line with an aggregate maximum outstanding balance at a particular time equal to that amount which Managing Member deems advisable to provide under the circumstances. At Managing Member's discretion, the credit line may be unsecured or secured by a pledge of the Mortgage Loans being funded. Managing Member may further require, in its sole discretion, that the credit line be evidenced by loan documentation of a type and character customarily used by commercial banking institutions to evidence and secure mortgage loan warehouse lines of credit, including a loan agreement, a revolving line note and a pledge and security agreement. Managing Member shall extend such Warehouse Line to the Company in consideration for payment by the Company to Managing Member of a rate of interest, expressed as a percentage and computed as simple interest, on funds actually drawn from the date of draw to the date of repayment, equal to Managing Member's actual cost of funds (the "Warehouse Line Rate"). The Warehouse Line is intended by the parties hereto to be, and shall be, a secured or unsecured loan and extension of credit by SMC to the Company and not a contribution to the capital thereof. The Warehouse Line Rate shall initially be equal to that interest rate charged to a borrower in relation to a specific Mortgage Loan funded using borrowings under the Warehouse Line less twenty-five (25) basis points, but in no event less than twenty-five (25) basis points above Guaranty's weighted average cost of savings, borrowings and advances as determined from time to time by Guaranty in its sole discretion.

         3.5. Employees. Managing Member shall cause the Company to hire, on a full-time and exclusive basis, such employees as may be reasonably necessary to conduct the operations and affairs of the Company and as may be required under the rules and regulations of HUD and any Licensing Authority. No such employee or any agent of the Company shall have any other employment in mortgage or real estate industry including, without limitation, employment or other position with any Member or any Associate of any Member. Managing Member may, at its option, cause any or all of its own employees to be transferred to and engaged by the Company. All employees of the Company shall satisfy all requirements and qualifications of HUD and any Licensing Authority. The Managing Member shall use commercially reasonable efforts to ensure that there is at least one trained loan agent (the "Loan Agents") assigned to each Operating Division and, in addition thereto, to any Branch of the Company registered with HUD and in any other office that the Managing Member determines to be appropriate under the circumstances.


                                   ARTICLE 4.

                              CAPITAL CONTRIBUTIONS
                              ---------------------

         4.1. Initial Capital Contributions. On the Effective Date, each of the Members shall contribute or cause to be contributed to the Company with respect to such Member, as its initial Capital Contribution, the property and assets described in the Contribution Agreement to which such Member is a party. The Contribution Percentage shall be adjusted from time to time to properly reflect the admission of new Members or any other event having an effect on a Member's Contribution Percentage.

         4.2. Additional Capital Contributions. The Managing Member may determine from time to time that additional contributions are needed to enable one or more Operating Divisions of the Company to conduct its business or to permit the Company to satisfy the approval requirements of HUD, any Licensing Authority (whether or not such Licensing Authority has jurisdiction over the operations or business of any Operating Division) or any other person. Upon making such a determination, the Managing Member shall give notice in writing to each of the Members whose Operating Division is in need of such additional contribution at least ten business days prior to the date on which such contribution is due. Such notice shall set forth the amount of additional contribution needed, the purpose for which the contribution is needed, and the date by which the Member must contribute. In the event any Member does not make its additional contribution, such Member shall be removed and its interest in the Company terminated in accordance with the provisions of Section 15.1(c) hereof.

         4.3. Contribution to Division Losses. In addition to the Initial Capital Contribution and the Additional Capital Contributions, each Member shall, to the extent determined necessary or appropriate by the Managing Member, contribute or cause to be contributed to the Company an amount equal to that Member's cumulative Division Losses, if any, for all or any portion of any Fiscal Year or Fiscal Years, as calculated pursuant to Section 9.2 hereof. The Managing Member shall give notice in writing to each Member whose Operating Division experienced Division Losses at least ten business days prior to the date on which such contribution is due. Such Notice shall set forth the amount of the Division Losses, the manner in which such loss was calculated, and the date by which the Member must contribute. In the event any Member does not make its additional contribution, such Member shall be removed and its interest in the Company terminated in accordance with the provisions of Section 15.1(c) hereof.

         4.4. Capital Accounts. The Company shall establish an individual Capital Account for each Member. The Company shall determine and maintain each

Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv). The initial Capital Accounts of the Members shall be as set forth opposite the Members' names on the signature page of their applicable Contribution Agreement.

                  (a) The Capital Account of each Member shall be increased by

                           (i) such Member's contributions;

                           (ii) the agreed Gross Asset Value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752;

                           (iii) and all items of Company income and gain (including income and gain exempt from tax) allocated to such Member pursuant to Article VII or any other provisions of this Agreement (including the amount of the Member's Division Profits, Discontinued Operating Division Profits, and Company Profits); and decreased by

                           (iv) the amount of cash distributed to such Member;

                           (v) the agreed Gross Asset Value of all actual and deemed distributions of property made to such Member pursuant to this Agreement (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Code
         Section 752); and

                           (vi) all items of Company  deduction  and loss
allocated to such Member pursuant to Article VII or other provisions of this Agreement (including the amount of the Member's Division Losses, Discontinued Operating Division Losses, and Company Losses).

                  (b) For purposes of computing the balance in a Member's Capital Account, no credit shall be given for any Capital Contribution which such Member is to make until such contribution is actually made.

                  (c) The Book Values of the assets of the Company may be adjusted to equal their respective Gross Asset Values, as determined by the Members, as of such times and in such manner as set forth in Regulations Section 1.704-1(b)(2)(ii)(f), where such adjustments are necessary or appropriate to reflect the relative economic interests of the Members.

                  (d) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations Section. To the extent such provisions are inconsistent with such Regulations Section or are incomplete with respect thereto, Capital Accounts shall be maintained in accordance with such Regulations Section.

                  (e) If a Member transfers all or a part of such Member's Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Interest shall carry over to the new owner of such Interest pursuant to Regulations Section 1.704-1(b)(2)(iv)(l).

                  (f) A Member who has more than one Member Interest in the Company shall have a single Capital Account that reflects all such Member Interests, regardless of the class of Member Interest owned and regardless of the time or manner in which the Interests were acquired.

         4.5. Withdrawal of Capital; Loans. A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company except as provided in Article 13; nor shall a Member be entitled to make any loan or Capital Contribution to the Company other than as expressly provided herein. No loan made to the Company by any Member shall constitute a Capital Contribution to the Company for any purpose.

         4.6. No Interest: Negative Capital Accounts. No Member shall be entitled to receive any interest on such Member's Capital Contribution. Except as required by the Act, no Member shall have any liability for the return of the Capital Contribution of any other Member.

         4.7. Transfer of Capital Accounts. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased by means of the transfer to it of all or part of the interest in the Company of another Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or distribution to a then Member shall include a Capital Contribution or distribution previously made by or to any prior Member on account of the Interest of such then Member.

                                   ARTICLE 5.

                                     MEMBERS
                                     -------

         5.1. forth in this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. The Members shall not be required to lend any funds to the Company. Each of the Members shall only be liable to make payment of its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement.

         5.2. Rights of Members. Each Member shall have the right to receive distributions of distributable cash pursuant to Article 13, distributions on dissolution or liquidation pursuant to Articles 14 and 15, allocations of Net Profits and Net Losses and other amounts which are as expressly provided for in
Article 12, the right to receive information concerning the business affairs of their applicable Division pursuant to Section 7.2 and the right to approve the Operating Budget of, and certain other matters effecting, that Member's Operating Division pursuant to Section 6.7 and any and all rights conferred by the Contribution Agreement. No membership interest, other than the interests held by the Managing Member, shall have any Management or Voting Rights or, except as specifically permitted by Section 18-305 of the Act and this Agreement, any Information Rights.

         5.3. Admission of Additional Members. Additional Members may be admitted to the Company at any time at the election of the Managing Member. In the event of the admission of an Additional Member, such Additional Member shall be designated a membership class different from all other Members, and Exhibit "A" shall be amended accordingly.

         5.4.  Management Rights.


                  (a) General Provisions. All Management and Voting Rights shall be issued to and held by the Managing Member. Any matter submitted to a vote of the Members shall be approved by a unanimous vote of the Members holding the Management and Voting Rights.

                  (b) Majority. Whenever any matter is required or allowed to be approved by the Members under the Act or this Agreement, such matter shall be considered approved or consented to upon the receipt of the affirmative approval or consent, either in writing or at a meeting of the Members, of a Majority-in-Interest of the Members in the aggregate of the interests of all Members having Management and Voting Rights. Members holding Economic Rights, but not Management and Voting Rights shall not be considered Members entitled to vote for the purpose of determining a majority.

                  (c) Binding Effect of Member Action. Any action taken by the Members on behalf of the Company in accordance with the provisions of Section
5.4 shall constitute the act of and shall serve to bind the Company.

         5.5. Conflicts of Interest; Acknowledgement of Members. Subject to the acknowledgements and understandings set forth in the Subscription Agreement (and any Contribution Agreement) and in this Agreement:

                  (a) Each Member hereby acknowledges and consents that:

                    (i) Managing Member and any of its Associates has in the past, does currently, and will in the future continue to, engage, for its own account and/or for the account of others (including other Members of the Company), in mortgage banking activities and in any or all related or incidental activities proposed or envisioned by this Agreement (collectively, the "Proposed Activities"), independently or in association with any third party, in the state in which any Member Offices are located and if any other states and areas within, contiguous or non-contiguous to states and areas in which the Company conducts business;

                    (ii) Managing Member and any of its Associates may in the future expand the scope of any or all of the Proposed Activities, in the sole discretion of the Managing Member or any of its Associates, in the State in which any Member Offices are located and in any other states and areas within, contiguous or non-contiguous to areas in which the Company conducts business;

                    (iii) nothing in this Agreement shall be construed to impose on Managing Member and/or any of its Associates any duty or obligation (i) to enter into and engage in, in connection with the Company and under the terms of this Agreement, any mortgage banking activities or (ii) to consent, or in any way contribute, to expand the business of the Company in any way whatsoever, whether or not in connection with any mortgage banking activities;

                    (iv) any decision to engage the Company in any mortgage banking activities and/or to expand the Company's business in any other way shall be made by Managing Member in its sole discretion;

                    (v) In addition to the arrangements with other Members as described herein, SMC has in the past entered, and may in the future enter, into arrangements similar to this Agreement ("Similar Arrangements") with other parties in the state in which any Member Offices are located and in any other states and areas within, contiguous or non-contiguous to areas in which the Company conducts business;

                    (vi) Managing Member will operate each Operating Division as it determines to be appropriate under the circumstances and will have no duty or obligation to ensure that each Operating Division is afforded the same level of support or service or the same or similar product type; the Managing Member's sole obligation being to discharge its duties hereunder in a manner it deems, in its sole discretion, to be necessary or appropriate under the circumstances; and

                    (vii) Managing Member shall have no duty to segregate the assets, funds or property of any Operating Division from any other Operating Division and Managing Member may commingle all such assets, funds and property with the assets, funds and property of all other Operating Divisions.

                  (b) Each Member hereby consents and waives any objection to:

                    (i) Managing Member and any of its Associates (A) having engaged in the past and currently engaging, for its own account and/or for the account of others (including any other Member), in any or all of the Proposed Activities, and (B) engaging, or expanding its involvement, in the sole discretion of Managing Member or any of its Associates, as the case may be, in any or all of the Proposed Activities, in the states in which any Member Office is located and in any other states and areas within, contiguous or non-contiguous to areas in which the Company conducts business, at any time in the future, without consent from and/or compensation to the Company or any Member therefor;

                    (ii) Managing Member and any of its Associates (A) having entered into Similar Arrangements in the past, and (B) entering, in the sole discretion of Managing Member or any of its Associates, as the case may be, into Similar Arrangements or any other type of joint venture or relationships with other third parties, in the states in which any Member Offices are located and in any other states and areas within, contiguous or non-contiguous to areas in which the Company conducts business, at any time in the future, without consent from and/or compensation to the Company or any Member therefor;

                    (iii) Managing Member and any of its Associates, at any time and from time to time, competing directly or indirectly against the Company, in the performance of any or all of the Proposed Activities, in the states of in which any Member Offices are located and in any other states and areas within, contiguous or non-contiguous to areas in which the Company conducts business, without consent from and/or compensation to the Company or any Member therefor;

                    (iv) The fact that different Operating Divisions may conduct business in the same or contiguous areas and may compete for the same borrowers, with Associates of Managing Member and for the time and resources of the Managing Member and its Associates.

                  (c) Each Member (other than Managing Member), on its own behalf and on behalf of each of its Associates, hereby further covenants and agrees that:

                    (i) neither the Company nor Member or any Associate of such Member shall have the right by virtue of this Agreement to participate in any

Similar Arrangement or other joint ventures or relationships entered into by Managing Member and/or any of its Associates with other parties in any geographic area or to share in any income or profits derived therefrom;

                    (ii) neither Managing Member or any of its Associates has any duty, fiduciary or otherwise, to invite the Company and/or the Member or any Associate of such Member to participate in any Similar Arrangement or other joint ventures or relationships entered into by Managing Member and/or any of its Associates with other parties in any geographic area or to share in any income or profits derived therefrom; and

                    (iii) so long as the Member is a Member of the Company exists, neither the Member nor any Associate of such Member will enter into any Similar Arrangements with other parties in any state in which any Member Offices are located and in any other states of the United States.


                                   ARTICLE 6.

                                 MANAGING MEMBER

         6.1. Authority of Managing Member. Except as otherwise provided in the Act and in this Agreement, the Managing Member shall have full and complete authority and discretion in the management and control of the business of the Company for the purpose herein stated and shall make all decisions affecting the business of the Company, including management of the Company's property, the maintenance of Company books and accounts and the investment of Company funds. The Managing Member shall devote such time to the Company's business as it shall deem to be necessary.

         6.2. Term of Office as Managing Member. The Managing Member shall serve until the earliest of:

                  (a)  the expiration of the Term;

                  (b)  the Dissociation of such Managing Member; or

                  (c) the removal of the Managing Member; provided, that so long as SMC or its Associates act as Managing Member, the Managing Member may not be removed without SMC's prior written consent.

         6.3.  Authority of the Managing Member to Bind the Company. The
Members hereby agree that only the Managing Member and agents authorized to act on behalf of the Company by the Managing Member shall have the authority to bind the Company. No Member other than a Managing Member shall take any action to bind the Company, and shall indemnify the Company for any Damages incurred by the Company or any other Member as a result of the unauthorized action of such

Member. The Managing Member has the right, power and authority to do anything or perform any act on behalf of the Company in the carrying out of the duties of the Managing Member and the purposes of the Company, including, but not limited to, acquiring or selling Company Property, employing persons or entities to manage and maintain the Company, executing and delivering any documents or agreements on behalf of the Company, calling and holding Company meetings, selling all or substantially all of the Company's Property, commencing, defending and settling actions at law and equity and amending this Agreement, in each case subject to the Members' rights as set forth in this Agreement. The act of the Managing Member for the purpose of apparently carrying on, in the usual way, the business or affairs of the Company, shall be deemed to be within the Managing Member's power and authority, and no Person, including a bank or other lending institution, dealing with the Company shall have any obligation to inquire into the power or authority of the Managing Member acting on behalf of the Company. The Managing Member shall have the authority to elect officers of the Company such as Vice Presidents who can execute documents and otherwise bind the Company to agreement as the Managing Member sees fit to accomplish the purposes of this Section 6.3.

         6.4. Retention of Consultants and other Persons. In connection with the management of the business and affairs of the Company, the Managing Member may employ or retain such individuals, firms or corporations, including Associates of the Managing Member, for the operation and management of the Company's Property, including, without limitation, supervisors or managing agents, employees, accountants, attorneys, appraisers, and other experts on such terms and at such compensation as the Managing Member determines, provided that any contract for goods or services to be furnished to the Company by the Managing Member or any Associates of the Managing Member shall be on terms no more favorable than similar contracts with unrelated parties and shall provide that the contract may be modified or terminated without penalty by the Company on not less than sixty (60) days' notice.

         6.5. Managing Member's Restrictions. The Managing Member shall not have the authority to:

              (a) Do any act in contravention of this Agreement;

              (b) Possess any Company Property or assign the rights of the Company in specific Company Property except as necessary for carrying out the purposes of the Company or as may be permitted by this Agreement;

              (c) Enter into contracts which would bind the Company after the expulsion, adjudication of bankruptcy or insolvency of the Managing Member; or

              (d) Knowingly undertake or knowingly permit to be undertaken any activity with respect to the Company or its business, properties or assets which will likely cause or result in any governmental, regulatory or similar supervisory action against Managing Member or its Associates.

         6.6. Duties of the Managing Member. The Managing Member shall use reasonable commercial efforts, and devote such time as may be necessary in its sole discretion to carry out the business of the Company and shall promptly take all action which the Managing Member in its sole discretion may deem necessary or appropriate for the organization and operation of the Company, investment of the Company's funds and protection of the Company's Property. In particular, the Managing Member shall:

              (a) Perfect the formation of the Company as a Limited Liability Company by filing the Certificate with the Office of the Secretary of State of Delaware and by filing, from time to time, any necessary amendment to said Certificate and any other document required to maintain the tax status of the Company as a Limited Liability Company and the Company's limited liability status under applicable law;

              (b) Cause the Company to obtain (to the extent available on commercially reasonable terms) and keep in force insurance of such types, in such amounts and with such carriers as will, in the judgment of the Managing Member, adequately protect the Company and the Company's Property, and to satisfy any judgment, decree, decision, settlement, damage or other loss first out of any insurance proceeds available therefor, and second out of the Company's assets and income;

                  (c) Use commercially reasonable efforts to attempt to cause the Company to remain in compliance with all statutes and regulations governing the Company and its business operations and to cause all Company reports, documents and income tax returns to be prepared and timely filed with the authorities;

                  (d) Open and maintain bank accounts in the name of the Company, deposit all funds of the Company, arrange for withdrawals only upon the signature of the Managing Member or its designee, and use such funds solely for the business of the Company;

                  (e) Maintain at the expense of the Company complete and accurate records and books of account in which shall be entered fully all transactions and expenditures of the Company, and to furnish to all of the Members reports concerning such Member's Operating Division, including information necessary for the preparation of the Members' income tax returns with respect to the results of such Operating Division;

              (f) Maintain adequate reserves by retention of a reasonable percentage of cash generated from operations or other sources; and

              (g) Maintain, at the Company's principal place of business, the records listed in Article 7 of this Agreement;

              (h) Opening and establishing of loan production and other office facilities as the Managing Members deem necessary and appropriate under the circumstances; (i) oversight of all loan origination, production, processing, packaging, underwriting, funding, sale, servicing and related functions.

              (i) Borrowing money on behalf of the Company, on either a secured or unsecured basis, for warehouse line and/or other customary or appropriate purposes in the course of the Company's business;

              (j) Selecting, and maintaining approvals and relationships with, correspondent lenders in all states where the Company conducts business;

              (k) Providing human resources services to the Company. Such services shall include the development of hiring policies and procedures, sick leave policies, a full employment manual, training and continual guidance on applicable federal, state and local laws affecting employment and the terms and conditions hereof, including wage and hour legislation, health and safety conditions legislation, handicap and disability requirements and pension and retirement requirements. The Managing Member shall further provide for the coverage and administration of medical, health, disability and other insurance benefits to be afforded to the employees of the Company. The Managing Member shall also establish, and from time to time amend and update, employee job and personnel description, salary, compensation, bonus and fringe benefits. Additionally, the Managing Member shall provide employee relations services required by the employees of the Company including representation at administrative hearings and assistance in handling personnel matters. The Company shall be responsible for the expense of any third party representation at any administration hearings;

                  (l) Establishing loan production policies, procedures and practices of the Company, including, without limitation upon the generality of the foregoing, internal loan production capability, loan agent and correspondent arrangements with any third party loan producers and loan purchase programs;

              (m) Obtaining and maintaining all necessary qualifications and approvals from the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Government National Mortgage Association, Department of Housing and Urban Development, Veteran's Administration, Federal Housing Administration, and any other qualifications and approvals as may be necessary and advisable to enable the Venture to effectively operate and compete in its principal business, for each applicable jurisdiction;

              (n) Obtaining and maintaining from all applicable governmental authorities having jurisdiction over the operations of the mortgage lending business of the Venture all necessary licenses and permits, including, without limitation, mortgage lending licenses and qualifications to do business as a foreign corporation to the extent that such qualification is necessary under applicable law; and

              (o) Taking any and all actions as may be necessary or appropriate to achieve the objectives of the foregoing.

         6.7. Operating Budget.


              (a) Prior to the execution of this Agreement by each Member, the Managing Member and GFM have agreed upon an Operating Budget for that Member's Operating Division. Initially, the Operating Budget may constitute the operating budget of such Member's Partnership. By its execution of this Agreement, each Member agrees that the Operating Budget previously delivered to it by the Managing Member shall constitute the Operating Budget for that Member's

Operating Division until such time as Managing Member and Member agree upon a new Operating Budget in accordance with Section 6.7(b).

              (b) Within sixty (60) days after the end of each calendar year, Managing Member and GFM shall jointly prepare and deliver to each Member an Operating Budget for that Member's Operating Division, which Operating Budget shall include a projection of all operating costs and expenses to be incurred by each such Operating Division in connection with its business and operations for the succeeding calendar year. Such itemization shall include, without limitation upon the generality of the foregoing, estimated operating expenses for general and administrative expenses, including rental expenses, equipment charges, clerical support, insurance premiums, travel and entertainment promotional expenses, compensation and salaries to be paid to executives and other personnel, fees and expenses proposed to be paid to independent contractors, consultants and others, and such other matters as the Managing Member deems appropriate. Upon approval of that Operating Budget by the Managing Member and the Member for whose Operating Division such Operating Budget was prepared, the Operating Budget, as so approved, shall constitute the Operating Budget for that Operating Division until a new Operating Budget is submitted to and approved by the Member and the Managing Member in accordance with the provisions of this
Section 6.7(b). The Operating Budget for a particular Operating Division may only reflect all Branch Costs and expenses allocable to such Operating Division pursuant to Section 9.3 hereof.

              (c) The failure or refusal of any Member to authorize or approve an Operating Budget submitted by the Managing Member under Section 6.7(b) for two consecutive years shall, at the Managing Member's sole discretion, constitute an election by such Member to terminate its Operating Division pursuant to Section 15.2 hereof.

         6.8. Additional Company Costs. In addition to the costs and expenses provided for in the Operating Budget, as set forth in Section 6.7 above, Managing Member may, in its sole reasonable discretion, incur such costs and expenses as it deems necessary at the Company level (the "Additional Company Costs"). The Additional Company Costs, if any, shall be allocated to the various Branches pro rata, and immediately reallocated to each Operating Division as Branch Costs pursuant to the formula set forth in Section 9.3 hereof.

         6.9. Additional Branch Costs. In addition to the costs and expenses provided for by the Operating Budget and any Additional Company Costs, Managing Member may, in its sole reasonable discretion, incur such costs and expenses as it deems necessary at the Branch level (the "Additional Branch Costs"). The Additional Branch Costs, if any, shall be allocated to the Branch where the Additional Branch Costs are incurred and immediately reallocated to each Operating Division serviced by such Branch.

         6.10. Depreciation and Amortization. If the Company incurs Additional Company Costs or Additional Branch Costs as provided for in this Article 6, the Company shall allocate the depreciation and amortization attributable to such assets acquired as a result of the incurrence of such expenses to the Operating Divisions as Branch Costs pursuant to the formula set forth in Section 9.3 hereof.

         6.11. Reimbursement of the Managing Member. The Managing Member shall be entitled to reimbursement for all direct expenses and other advances incurred by the Managing Member for goods or services in connection with organizing, operating and liquidating the Company (including interest incurred by the Managing Member if such amounts were borrowed by the Managing Member). To the extent funds are not available to pay the fees as set forth above when due on the dates indicated or to reimburse the Managing Member for the expenses or other advances described above when incurred, interest shall accrue at a rate equal to the Advance Rate from the date the expenses are incurred or the advances are made.

         6.12. Managing Member's Standard of Care. The Managing Member shall discharge its duties as a Managing Member in accordance with the Managing Member's good faith business judgment and in a manner the Managing Member believes to be in the best interests of the Company. In discharging its duties, and unless executive officers of the Managing Member have actual knowledge concerning the matter in question that makes reliance unreasonable and unwarranted, the Managing Member shall be fully protected in relying in good faith upon the records required to be maintained under Article 7 and upon such information, opinions, reports or statements by any of the Company's Members or agents, or by any other person, as to matters the Managing Member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the authorized existence and amount of assets from which distributions to Members might properly be paid.

         6.13. Indemnification. If the Managing Member, or any employee, officer, agent or authorized representative of the Company is made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that it, he or she is or was (i) a Member (including the Managing Member), or (ii) an employee, officer, director, shareholder or partner of the Company, or the Managing Member (collectively, the "Indemnified Persons"), such party shall be indemnified by the Company for any Damages sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person's reasonably related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The duty of the Company to indemnify the Indemnified Persons under this Section shall be limited to the assets of the Company, and except as otherwise provided for in this Agreement no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.

         6.14. Bank Accounts. The Managing Member shall maintain an account or accounts in the name and for the benefit of the Company for purposes of maintaining availability of reasonable and current cash needs, in such types and amounts, and at Guaranty or such other depository or depositories, as may be acceptable to the Managing Member. Additional accounts in the name and for the benefit of the Company may be maintained by the Managing Member solely for the purpose of receiving transmission of funds representing advances on the

Warehouse Line. In addition, all Custodial Balances shall be maintained by Managing Member in such trust, fiduciary or similar type accounts with such depository institutions as the Managing Member shall determine. Any interest earned on any such Custodial Balances, any benefit obtained by the compensating nature of such Custodial Balances maintained with any depository institution, or any other value or consideration inherent in the maintenance of such Custodial Balances in any accounts shall be the sole and exclusive property of Guaranty as partial compensation for its subservicing duties, shall be deemed to be held in trust on behalf of Guaranty, and shall not be deemed an asset of the Company and no other Member shall have any right, entitlement or claim thereto.

         6.15. HUD Requirements. For such period of time as the Company is seeking approval or is approved as a HUD-mortgagee or correspondent, then the following provisions shall apply:

              (a) the principal activity of the Managing Member shall be management of the Company;

              (b) the Managing Member shall have the exclusive authority to deal with HUD;

              (c) prior to any change in the Managing Member, the Company shall notify HUD of the change and the new Managing Member shall satisfy all of the requirements of this Agreement; and

              (d) the Managing Member shall ensure that all employees and officers of the Company meet all requirements of HUD (including, without limitation, the requirements set forth in HUD Mortgagee Approval Handbook 4060.1 REV-1, as revised from time to time); and

              (e) the Managing Member shall report all changes in the business of the Company as may be required by the rules and regulations of HUD to be reported from time to time.



                                   ARTICLE 7.

                     BOOKS; ACCOUNTING REPORTS; TAX MATTERS

         7.1. Books and Records. The Managing Member shall keep, or cause to be kept, complete and accurate books and records of account (including Capital Accounts) of the Company. The books of the Company (other than books required to maintain Capital Accounts) shall be kept on the cash basis of accounting, and otherwise in accordance with generally accepted accounting principles consistently applied, and shall at all times be maintained or made available at the principal business office of the Company. A current list of the full name and last known business address of each Member, set forth in alphabetical order, a copy of the Certificate, including all certificates of amendment thereto and executed copies of all powers of attorney pursuant to which the Certificate or any certificate of amendment has been executed, copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years, copies of the Agreement and of any financial statements of the Company for the three most recent years and all other records required to be maintained pursuant to the Act shall also be maintained at the principal business office of the Company.

         7.2. Reports.


              (a) On an annual basis no later than ninety (90) days following the end of each calendar year, the Managing Member shall provide to each Member an annual statement setting forth the financial condition and operations of such Members's respective Operating Division for the preceding calendar year. The Managing Member shall generate reports on a quarterly basis regarding the financial condition and operations of each Operating Division and on a monthly basis for each Branch, such reports to be available for inspection by each Member to whose Operating Division they relate within 90 days after the last day of each fiscal quarter and within 30 days after the last day of each month, respectively. The quarterly reports will contain pro forma information for purposes of estimation only, particularly with respect to servicing values, and there can be no assurance that such information is fully reflective of actual results.

              (b) To the extent reasonably requested from time to time, the Managing Member shall, at the cost and expense of the Operating Division whose Member made the request, furnish, or cause to be furnished, to each Member such information bearing on the financial condition and operations of the Operating Division in which such Member has an Economic Interest and any other information concerning the Company which Managing Member determines to directly pertain to such Member's Economic Interest. Each Member shall have the right, at all reasonable times and upon reasonable notice during usual business hours, to audit, examine and make copies of or extracts of such information from the books of account of the Company for any purpose reasonably related to the foregoing. Such right may be exercised through any agent or employee of such Member designated by it or by a certified public accountant designated by such Member.

              (c) The Managing Member shall maintain the Company's records, subject to the provisions of Section 7.1 hereof, in such a manner so as to enable each Member and their respective agents and representatives to determine the conformity of the business, affairs and operations of the Operating Division in which such Member has an interest with the Operating Budget for that Operating Division.

         7.3.     Filing of Returns and Other Writings; Tax Matters Member.

              (a) The Managing Member shall determine the method of depreciation to be utilized by the Company for tax purposes and all elections to be made by the Company for tax purposes.

              (b) The Managing Member shall cause the preparation and timely filing of all Company tax returns and shall, on behalf of the Company, timely file all other writings required by any governmental authority having jurisdiction to require such filing.

              (c) The Managing Member shall serve as the "tax matters partner" (as such term is defined in Section 6231(a)(7) of the Code) for purposes of
Section 6231 of the Code.

              (d) Promptly following the request of the Managing Member, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Managing Member for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Managing Member in connection with any administrative or judicial proceeding with respect to the tax liability of the Company (if any) and the Members.

              (e) The provisions of this Section shall survive the termination of the Company or the termination of any Member's Interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or the Members.

                                   ARTICLE 8.

                  DETERMINATION OF BOOK VALUE OF COMPANY ASSETS
                  ---------------------------------------------

         8.1. Book Value. Except as adjusted as set forth below, the Book Value of any Company Property is its adjusted basis for federal income tax purposes.

         8.2. Initial Book Value. The initial Book Value of any assets contributed by a Member to the Company shall be the Gross Asset Value of such assets at the time of such contribution.

         8.3. Adjustments. The Book Values of all Company Property may be adjusted by the Company to equal their respective Gross Asset Values, as determined by the Managing Member, as of the following times: (a) the admission of a new Member to the Company or acquisition by an existing Member of an additional Interest in the Company; (b) the distribution by the Company of money or property to a retiring or continuing Member in consideration for the retirement of all or a portion of such Member's Interest in the Company; (c) the termination of the Company for Federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (d) such other times as determined by the Managing Member in accordance with Section 4.4(c) below.

         8.4. Depreciation and Amortization. The Book Value of any Company Property shall be adjusted for the Depreciation of such asset taken into account in computing Division Profits and Division Losses and for Company expenditures and transactions that increase or decrease the asset's Federal income tax basis.


                                   ARTICLE 9.

                               OPERATING DIVISIONS
                               -------------------

         9.1. Creation of Operating Divisions. The Company shall, for purposes described herein, be divided into a number of Operating Divisions equal to approximately the number of Members of the Company. Each Operating Division shall be assigned to and serviced by a Branch, as such assignments are more particularly described in the Subscription Agreements.

         9.2. Calculation of Division Profits and Division Losses. The Net Profits (the "Division Profits") and the Net Losses (the "Division Losses") of a Member's Operating Division for each Fiscal Year shall be calculated pursuant to the formulae set forth in this Article 9 and shall be allocated in accordance with the terms and provisions of the Member's Contriibution Agreement. In this connection, it is the intention and agreement of all parties hereto that while each Operating Division will exist and be part of the Company, the business of each Operating Division will be conducted and operated as a separate and distinct profit center independent of each other Operating Division of the Company. Without limitation on the foregoing, for financial, tax and accounting purposes, the Managing Member shall maintain the books and records of each Operating Division as if it were a separate entity subject to the adjustments set forth in this Article 9.

         9.3. Management Fee and Branch Costs. The Management Fee and
Branch Costs (together, the "Operational Charges") shall be allocated among the Operating Divisions based upon the number of Mortgage Loans produced and the dollar amount of such Mortgage Loans as compared to other Operating Divisions of the Company which are serviced by the same Branch (the "Branch Divisions"), as follows:

         (a) Fifty percent (50%) of the Operational Charges shall be allocated by dividing the aggregate number of all Mortgage Loans funded or, in the case of Mortgage Loans brokered by the Company, Mortgage Loans originated for or on behalf of the Member Customers in a particular period by all Mortgage Loans funded and/or originated by the Branch Divisions; and

         (b) Fifty percent (50%) of the Operational Charges shall be allocated by dividing the aggregate principal balance of all Mortgage Loans funded or, in the case of Mortgage Loans brokered by the Company, Mortgage Loans originated for or on behalf of the Member Customers of a particular Operating Division in a particular period by the aggregate principal balance of all Mortgage Loans funded and/or originated by the Branch Divisions.

         (c) Notwithstanding anything to the contrary contained in this Section
9.3 or elsewhere in this Agreement, the Managing Member may impose on each Operating Division a minimum level of Branch Costs to reflect the fixed costs of operating the Company regardless of loan production (the "Minimum Allocation"). The Minimum Allocation shall be reasonably determined by the Managing Member based on actual Branch Costs on a monthly basis but shall in no event exceed the pro-rata share of all such Branch Costs based on the number of Operating Divisions within the applicable Branch.

         9.4. Marketing Fee, etc. The Marketing Fee, Servicing Costs, Extraordinary Costs and any and all Loan Agent commissions shall be allocated on a loan-by-loan basis with each Operating Division paying such costs and fees attributable to the Mortgage Loans funded and/or originated by such Operating Division for Member Customers of that Operating Division.

         9.5. Revenues. All revenues shall be allocated on a loan-by-loan basis with each Operating Division being allocated the revenues attributable to the Mortgage Loans funded and/or originated by such Operating Division for Member Customers of that Operating Division.


                                   ARTICLE 10.

               PRIMARY SOURCE OF PRODUCTION AND PRODUCTION GOALS;
               --------------------------------------------------
                            EXCLUSIVITY OF OPERATIONS
                            -------------------------

         10.1. Primary Source of Loan Production Activity for Company. At all times during the term of this Agreement, each Member shall, and shall use its best efforts to cause its Associates to use their best efforts to refer to the Company, prospective borrowers and applicants who are Member Customers. In no event, however, shall any Member permit any of its employees, agents, Associates or other Persons under its control to issue any loan commitment, approval or agreement for or in behalf of the Company or to obligate in any manner whatsoever the Company to any third party or parties. Each Member shall monitor the activities of each of its employees, agents, Associates or other Persons under its control and shall be liable for all damages attributable to any loan commitment, approval, agreement or obligation issued to third parties or undertaken by any of its employees, agents, Associates or other Persons under its control. In addition, each Member shall take all such action as may be necessary in order to conform its activities and those of its Associates, employees and agents comply in all respects with the provisions of the National Housing Act of 1934, as amended, and the rules and regulations of the Federal Deposit Insurance Corporation, the Wisconsin Department of Finance, and all other applicable laws and regulations and to insure that all relationships between the Company and any Associates, employees or agents of such Member are fully consistent with the provisions of the Real Estate Settlement Procedures Act of 1974 and Regulation X promulgated pursuant thereto. It shall be the sole obligation and responsibility of each Member to deliver to all Member Customers who are referred to or made aware of the Company, and its products and services, a ABA Notice, to insure that each such Member Customer is provided with the ABA Notice at the time of referral to, or when such customer is made aware of, the Company and to obtain an executed copy of the ABA Notice, in the form so delivered, from each such Member Customer.

         10.2. Limited Termination of Company Operations in Certain Area(s). If at any time during the term of the Company Managing Member shall determine that the business of the Company conducted in any Branch cannot be operated on a successful and profitable basis, Managing Member may elect to terminate and discontinue all loan production operations of the Company in such Branch. Upon such election by Managing Member, Managing Member shall give prompt notice thereof to each Member whose Operating Division will be directly affected by such action. On termination of loan production operations of the Company in any such Branch, Managing Member shall cause the Company's operations in such area or office to be liquidated. Termination of the Branch shall not, of itself, operate to terminate the Company or Operating Division and any liquidation of the business, properties and assets of the Company or Operating Division in such Branch shall not include or extend to all or any portion of the Servicing Portfolio.

         10.3. Exclusivity of Operations Within Primary Market Areas. Subject to
Section 5.5 hereof, during the term of this Agreement, each Member agrees to use its best efforts, and shall use its best efforts to cause its Associates to agree, that all of such Member's and its Associates' loan production activities with respect to Mortgage Loans shall be undertaken and conducted by it only through the Company and all leads for Mortgage Loans shall be referred to the Company without any compensation or benefit therefor.

                                   ARTICLE 11.

                    MARKETING AND SERVICING; PURCHASE RIGHTS
                    ----------------------------------------
                   LOAN ORIGINATION AND PRODUCTION ACTIVITIES
                   ------------------------------------------

         11.1. Loan Product Types and Pricing. From time to time during the term of this Agreement Managing Member shall establish multiple loan maturity, amortization, and interest rate characteristics that will constitute the Mortgage Loans to be made available by the Company as a Mortgage Loan(s) in the Primary Market Areas or for one or more Operating Divisions. Managing Member may make available different loan types with respect to each Primary Market Area or for one or more Operating Areas and may, from time to time, withdraw or discontinue one or more types previously made available by Managing Member. The determination of what loan types to be made available through the Company shall be left to the reasonable discretion of Managing Member, provided, however, Managing Member shall be under no obligation or duty to make available any loan type which Managing Member believes in exercise of its reasonable discretion cannot be marketed by the Company on a profitable basis. Managing Member shall establish, and may change or amend from time to time, price lock-in or commitment periods for which loan pricing will be guaranteed to a particular Mortgage Loan applicant following loan approval by the Company. All pricing and commitment periods shall be left to the sole and absolute discretion of Managing Member.

         11.2. Underwriting, Volume and Coverage. From time to time during the term of the of this Agreement, the Managing Member shall establish for the Company loan underwriting criteria and standards. All loan production operations undertaken by Managing Member shall be fully consistent with the underwriting guidelines and commitment limits from time to time established by Managing Member.

         11.3. Warehouse Line. For the purpose of enabling the Company to originate, produce, fund and close, or otherwise acquire, Mortgage Loans, Managing Member shall make available to the Company, a warehouse line with an aggregate maximum outstanding balance at a particular time equal to that amount which Managing Member, in its sole discretion, agrees to provide. The Warehouse Line shall be extended to the Company by Managing Member in consideration for payment by the Company to Managing Member of a rate of interest on funds actually drawn from the date of draw to the date of repayment equal to the Warehouse Line Rate. The Warehouse Line provided by Managing Member to the Company shall be evidenced by such documentation as Managing Member deems reasonably necessary or advisable under the circumstances. The Warehouse Line is intended by the parties hereto to be, and shall be, a secured loan and extension of credit by Managing Member to the Company and not a contribution to the capital thereof. All funding procedures under the Warehouse Line shall be determined by Managing Member in its sole discretion and Managing Member shall have the sole determination as to whether to any particular Mortgage Loan is eligible for warehouse funding. All loans in warehouse, whether held in the name of the Company or otherwise, shall be subserviced by Guaranty for and in behalf of the Company as provided in the SubServicing Agreement.

         11.4. Marketing; Subservicing; Purchase Right. The secondary marketing of all Mortgage Loans originated by or on behalf of the Company shall be undertaken by Managing Member for and on behalf of the Company. Subject to
Section 11.6, if the Company sells loan(s) originated by the Company on a servicing retained basis, Guaranty shall for the Loan SubServicing Fee subservice such loan(s) until an Election Date on which the Managing Member elects to sell the Servicing Rights relating to the loan(s). Upon such Election Date, Guaranty shall have the right to exercise its Purchase Right to purchase the Servicing Rights from the Company at a price (the "Exercise Price") determined by Appraisal. If Guaranty does not exercise its Purchase Right within 5 business days of the Election Date, or if Guaranty exercises its Purchase Right but does not deliver payment for the Servicing Rights purchased within four weeks subsequent to the related Election Date, the Company may sell such Servicing Rights to any third party. Among other things, Managing Member, subject to the foregoing, may elect to market loans as whole loans, as participation interest in loans, or as part of a mortgage-backed, pass-through loan pool securities. In connection with marketing activities, Managing Member, subject to Guaranty's Purchase Right, may market Mortgage Loans of the Company under commitments or agreements, or in connection with loan pools, which may include loans also produced by Managing Member for its own account or in conjunction with others. Each Member acknowledges and agrees that from time to time and at any time the Managing Member may determine to sell loans to Guaranty; provided, however, that the close of any sale of loan(s) to Guaranty thereunder shall occur at least one business day after the funding of the subject loan by the Company. Each Member also agrees that neither Managing Member nor Guaranty shall have any duty or obligation to any Member or to the Company to give the Company any priority or preference with respect to any marketing decisions made or undertaken by Managing Member or its Associates and each Member hereby consents to and waives any conflict that may arise from such decisions. Consequently, so long as Managing Member acts reasonably and impartially in the conduct of marketing decisions for and in behalf of the Company, Managing Member shall not be deemed to be in breach or default of any of its respective duties or obligations to the Company or to any of the Members with respect to any marketing decisions or activities undertaken by Managing Member or its Associates.

         11.5. Servicing and Subservicing the Loan Servicing Portfolio. Subject to Section 11.6, with respect to all loans included in the Servicing Portfolio, the Company shall be the servicing agent and Guaranty shall be the subservicing agent until an election is made at any Election Date to transfer the Servicing Rights of such loan(s), and Guaranty shall receive the Loan SubServicing Fee as set forth in Exhibit "C" hereto. Guaranty shall undertake all loan subservicing activities as loan subservicing agent for and on behalf of the owner and/or investors of such loans and in accordance with the loan servicing agreements applicable thereto and Guaranty shall be entitled to charge to the Company, with respect to all such Servicing Rights, the Loan SubServicing Fee. In addition, Guaranty shall be entitled to reimbursement, either pursuant to the provisions of the loan servicing agreement if so provided for or from the Company if no such provision for reimbursement is made in such agreements, for all out-of-pocket costs and expenses incurred to third parties by Guaranty in connection with loan delinquency and foreclosure proceedings, the maintenance and security of the security properties, and the maintenance, management and disposition of properties acquired on foreclosure of loans included in the Loan Servicing Portfolio. Guaranty shall be entitled to any interest or other compensation that may be earned on Custodial Balances in accordance with the SubServicing Agreements defined below. Such costs and expenses shall extend to and include, but without limitation, trustee and foreclosure fees, insurance premiums, property management fees, and real estate brokerage fees. The foregoing notwithstanding, at any time and from time to time the Managing Member may elect to sell (to any party including Guaranty) all or any of its Mortgage Loans on a servicing released basis. In exchange for the right to subservice the Servicing Portfolio and Purchase Rights contained in this Agreement, Guaranty shall subservice the Mortgage Loans in accordance with the subservicing agreement(s) (the "SubServicing Agreements") to be entered into between Guaranty and the Company subsequent hereto. SMC acknowledges that to the extent Guaranty breaches its agreements contemplated under this Section 11.5 and, as a result of such breach the Company suffers any "Damages", then the Managing Member shall, on behalf of the Company, use its best efforts to seek restitution from Guaranty for all such Damages.

         11.6  Servicing Sales. Notwithstanding anything contained in
Section 11.4, 11.5 or elsewhere herein to the contrary, Managing Member shall have the right to sell Servicing Rights on a loan-by-loan or flow basis to facilitate faster realization of the cash value of servicing or to achieve improved value for the Company. Managing Member shall reasonably allocate income from Servicing Rights sold in bulk pursuant to the foregoing as closely as reasonably possible to the values placed on such Servicing Rights by the purchaser thereof. No loan servicing income shall be payable in connection with Loans sold pursuant to this Section except to the extent of any servicing release premiums which shall be promptly allocated to the Operating Division. Managing Member shall use commercially reasonable efforts to distribute net profits within sixty (60) days following receipt of income from sale of Servicing Rights if such rights are sold on a quarterly flow basis.

                                   ARTICLE 12.

                        ALLOCATION OF PROFITS AND LOSSES
                        --------------------------------

         12.1. Allocation of Net Profits and Net Losses. Net Profits and Net Losses shall be allocated to and among the Members, for each Fiscal Year, in accordance with the following:

                  (a) Each Member shall be allocated his or its share of Division Profits and Division Losses, and Discontinued Operating Division Profits and Discontinued Operating Division Losses, as determined in accordance with Sections 9.2 and 1.31, respectively.

                  (b) Company Profits and Company Losses for each Fiscal Year shall be allocated to and among the Members in proportion to their respective Contribution Percentages.

                  (c) Tax credits and tax losses of the Company shall be allocated to the Members in proportion to the percentage of the tax credits and tax losses attributable to a Member's Operating Division, as determined by the Managing Member.

                  (d) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in such manner as reasonably determined by the Managing Member.

         12.2. Special Allocations. The following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, and notwithstanding any other provision of this Article 12 to the contrary, if there is a net decrease in Company Minimum Gain during a Fiscal Year, each Member will be allocated, before any other allocation under this Article 12, items of income and gain for such Fiscal Year (and if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Member's share of the net decrease in Company Minimum Gain determined in accordance with Regulations Section 1.704-2(g)(2). This Section 6.3.3 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulations
Section 1.704-2(f).

              (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, and notwithstanding any other provision of this Article 12 to the contrary, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year of the Company, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 12.2.4 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" requirement of Regulations Section 1.704-2(i)(4).

              (c) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Members in proportion to their Contribution Percentage; provided, however, that any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

              (d) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be
taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv(m)(4) applies..

              (e) Curative Allocations. Any special allocations of items of Net Profits pursuant to this Section 12.2 may be taken into account, as determined by the Managing Member, in computing subsequent allocations of Net Profits pursuant to Section 12.1, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Member pursuant to Section
12. 2 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article 12 if such special allocations had not occurred.

         12.3 Code Section 704(c) Allocations. ___ Notwithstanding any other provision in this Article 12, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its Gross Asset Value on the date of contribution. In the event that the Book Value of any asset of the Company is adjusted pursuant to Section 4.4(c) hereof, subsequent allocations of income, gain, loss and deductions with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its adjusted book value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder and under Code Section 704(b). Allocations pursuant to this Section 12.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses or other items of distributions pursuant to any provision of this Agreement.

         12.4 Allocation of Net Profits and Losses and Distributions in Respect of a Transferred Interest. If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, Net Profits or Net Losses for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such items is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such items so assigned to any such day shall be allocated to the Member or assignee based upon his or her respective Economic Interest at the close of such day. However, for the purpose of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, an Economic Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15th day of the month). Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Economic Interests as of the date such sale or other disposition occurs.

         12.5 Obligations of Members to Report Allocations. The Members are aware of the income tax consequences of the allocations made by this Article 12 and hereby agree to be bound by the provisions of this Article 12 in reporting their shares of Company income and loss for income tax purposes.


                                   ARTICLE 13.

                                  DISTRIBUTIONS
                                  -------------

         13.1. Limitations and Distributions. Subject to the following conditions, limitations, and restrictions, all cash funds of the Company shall, at such intervals as may be determined by the Managing Member, but not less frequently than ninety (90) days following the end of each calendar year, be distributed by the Company to the Members in accordance with the provisions of
Article 13:

              (a) At the time of such distribution, the Company must have available to it unencumbered cash funds sufficient for such distribution, after taking into account amounts which should be set aside to provide a reasonable reserve (the "Reserve") for the continuing operations and business of the Company and for normal working capital needs. The amount of the Reserve shall be determined by the Managing Member and shall include cash funds at least equal to the reasonably foreseeable cash requirements of the Company for the ensuing ninety day period;

              (b) No distribution shall be made by the Company to the Members unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their Capital Accounts, and except liabilities for which the recourse of creditors is limited to specified property of the Company where the fair value of such property is included in the assets of the Company only to the extent that the fair value of that property exceeds the liability to which such property is subject;

              (c) No distribution shall be made by the Company to the Members if the Company is in default with respect to any indebtedness or liability of the Company, or if the distribution might result in the Company's inability to satisfy any net worth, capitalization, liquidity, or other financial test or covenant to which the Company is subject or result in a loss of or impairment in any approval, registration, authorization or qualification held or proposed to be obtained by the Company; and

              (d) No distribution shall be made to any Member if such Member is in default under this Agreement or breaches any prohibition or negative covenant in this Agreement until such default or breach has been cured to the reasonable satisfaction of the Managing Member.

         13.2. Distributions. Distributions of cash of the Company which the Managing Member determines to be available for distribution shall be made as follows:

                  (a) Each Member shall receive an amount equal to the sum of (i) that Member's Division Profits net of its Division Losses plus (ii) that Member's Company Profits net of its Company Losses; plus (iii) that Member's Discontinued Operating Division Profits net of its Discontinued Operating Division Losses less (iv) the amount of the Reserve attributable to such Member as determined by the Managing Member based upon each Member's Contribution Percentage or, if Additional Capital Contributions are not made by such Member, for the period over which the Reserve was established (v) less any Additional Capital Contributions not previously made by such Member; provided if Guaranty exercises its Purchase Right, Managing Member may, in its sole discretion, direct that the amount (the "Substitute Amount") of the cash distribution to which Managing Member would otherwise be entitled hereunder (assuming a distribution by the Company of such Exercise Price to Managing Member) be applied to, and reduce, the payments otherwise due from Guaranty by virtue of the exercise of Guaranty's Purchase Right, and the Substitute Amount shall be treated for accounting and tax purposes, as determined by Managing Member in its sole discretion, as either (i) the distribution of cash to Managing Member and the payment by Guaranty to the Company of a portion of the Exercise Price of Guaranty's Purchase Right or (ii) the distribution to Managing Member (in lieu of cash) of those rights described in Guaranty's Purchase Right as Managing Member may select that are equal in value to the Substitute Amount.

              13.3. Accumulative Reconciliation of Distributions. Notwithstanding the receipt and distribution of distributable cash at any time or from time to time during the term of the Company to the Members, if upon dissolution or liquidation of the Company or an Operating Division, as applicable, the accumulated amount of Division Profits of an Operating Division, Company Profits and Discontinued Operating Division Profits allocated to any Member during the term of the Company and Capital Contributions contributed to the Company by such Member is less than the sum of (A) the amount of aggregate cash distributions made to such Member by the Company, plus (B) the negative balance, if any, in such Member's Capital Account, such Member shall thereupon be liable to the Company and to its creditors for the amount equal to the amount by which the sum of (A) plus (B) exceeds the aggregate of such Division Profits, Company Profits and Discontinued Operating Division Profits and Capital Contributions. Such liabilities shall be satisfied by direct payment by the Member owing the amount to the Company at the time of dissolution and liquidation or by such other means as may be acceptable to the Managing Member and/or creditors of the Company.

         13.4. Withdrawals of Capital Contributions and Interest Thereon.
No Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any distributions from the Company except as provided in
Article 15. No Member shall be entitled to demand or receive (i) interest on its Capital Contributions or (ii) any property from the Company other than cash except as provided in Article 15; provided, however, that the Company shall establish a bank account for each Operating Division with Guaranty to hold and disburse the Capital Contribution and any interest earned on such accounts shall be credited to the income of the applicable Operating Division.

                                   ARTICLE 14.

                     DISSOLUTION AND LIQUIDATION OF COMPANY
                     --------------------------------------

       14.1. Dissolution. The Company shall be dissolved upon the occurrence of any of the following, (each, a "Dissolution Event"):

              (a) The sale, transfer or other disposition of all or substantially all the assets of the Company;

              (b) Any event which results in the Company having less than two members;

              (c) The happening of any of the events set forth in ss.ss. 18-801(4) and 18-801(5) of the Act which affects the Member and thereby results in the dissolution of the Company by operation of law unless the Managing Member elects to continue the business of the Company;

              (d) The written decision of the Managing Member to dissolve the Company;

              (e) Upon the assignment of assets of Guaranty or Managing Member upon the occasion of any involuntary (supervisory) merger or acquisition of Guaranty or Managing Member at the direction of the FDIC; or

              (f) At the election of the Managing Member upon the occurrence of either of the following:

              (g) In the event that either Guaranty or Managing Member becomes subject to adverse regulatory criticism by reason of their investment or involvement in the Company or the activities of the Company by the Federal Deposit Insurance Corporation or the Wisconsin Department of Financial Institutions (or its successor); or

              (h) In the event that Guaranty, Managing Member or its Associates is directed to discontinue investment in the Company and/or terminate the activities of the Company by the Wisconsin Department of Financial Institutions (or its successor), the Federal Deposit Insurance Corporation, the Federal Reserve, or in the event that Guaranty, Managing Member or its Associates investment in the activities of the Company become an unauthorized or illegal investment and/or activity of Guaranty, Managing Member or its Associates pursuant to any applicable federal or state law or governmental regulation; or

              (i) upon 120 days written notice by Managing Member that the Company is dissolved, with or without cause and regardless of the reason therefor.

         14.2. Effect Of Dissolution. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until this Agreement has been canceled and the assets of the Company shall have been distributed as provided in Section 11.4 of this Agreement and the Act. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement. The dissolution of the Company shall not result in the termination or modification of any provision of any other agreement between the Company and any of its Members or Affiliates thereof except as provided in such other agreement.

         14.3. No Recourse Against Members For Distribution. Except as expressly provided herein to the contrary, each Member shall look solely to the assets of the Company for all distributions with respect to the Company, for return of its capital contribution thereto, for its share of Net Profits or Net Losses, and for any other payment in respect of its interest in the Company, and shall have no recourse therefor (upon dissolution or otherwise) against the other Members.

         14.4.  Winding up Affairs and Distribution of Assets.

                  (a) Upon dissolution of the Company, the Managing Member shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Managing Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods, at the election of the Managing Member: (1) selling the Company assets and distributing the net proceeds therefrom (after the payment of Company liabilities) to each Member in satisfaction of its Capital Account; or
(2) if all Members shall agree, distributing the Company assets to the Members in kind and debiting the Capital Account of each Member with the fair market value of such assets, each Member accepting an undivided interest in the Company assets (subject to their liabilities) in proportion to and to the extent of each Member's positive Capital Account balance after allocating and crediting to the Capital Accounts the unrealized gain or loss to the Members as if such gain or loss had been recognized and allocated pursuant to Section 9.1; provided, that if the Company has any interest in any Mortgage Loans insured by HUD under its FHA insurance program, all such interests shall be sold by the Managing Member to another HUD-approved mortgagee and shall not, under any circumstances, be distributed to any Member; provided, further, that the Managing Member shall be entitled to acquire interests in any FHA insured Mortgage Loans so long as the purchase price paid by the Managing Member satisfies the provisions of Section 14.4(c), below.

                  (b) If the Company shall employ method (1) as set forth in
Section 14.4(a) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to repay the Warehouse Line in full; (iii) third, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iv) fourth, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Managing Member, by an escrow agent selected by the Managing Member) and at the expiration of such period as the Managing Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (v) fifth, to debts of the Company to the Members or their Associates and any fees and reimbursements payable under this Agreement; and

(vi) sixth, to the Members in accordance with their respective positive Capital Account balances, after taking into account all adjustments thereto for the Fiscal Year in which such liquidation occurs. Such liquidating distributions shall be made by the end of the Company's Fiscal Year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

                  (c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members. Any bid made by a Member or Members for all or any portion of the assets shall be made, if at all, within thirty (30) days after the Managing Member or any other Member shall have requested such bids. A copy of each bid shall be delivered by the Managing Member to each Member. Unless otherwise agreed by all Members, no Member shall be entitled to raise its bid after submission thereof, whether in response to a bid received by the Company from any other Member or third party, or otherwise. No Member shall be entitled to bid upon or acquire any asset of the Company it is legally or contractually prohibited from acquiring.

                  (d) During the period of the dissolution of the Company and the termination of its affairs, the business of the Company shall be continued to the extent necessary to allow an orderly winding up of the Company's business; provided, however, that in no event shall any party hereto, during the pendency of such dissolution and termination, solicit or accept any new loan or other contractual commitments without the prior written consent of the Managing Member.

         14.5 Compliance with Regulations. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g),

                  (a) distributions shall be made pursuant to this Article 14 to the Members who have positive Capital Accounts in compliance with Regulations section 1.704-1(b)(2)(ii)(b)(2), and

                  (b) if any Member's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which the liquidation occurs), such Member shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(ii)(b)(3).


                                   ARTICLE 15.

               DISSOLUTION AND LIQUIDATION OF OPERATING DIVISIONS
               --------------------------------------------------

              15.1. Termination of any Operating Division by Either Member. Either the Managing Member or a Member may elect to terminate the business and affairs of that Member's Operating Division upon the occurrence of any one or more of the following:

         (a) If, by the end of the second Fiscal Year following the commencement of the operations of that Operating Division, the Operating Division has failed on a cumulative basis to operate profitably (based on taxable income for the second Fiscal Year) or if the business of the Operating Division can only be carried on thereafter at a loss;

         (b) Upon the dissolution and liquidation, or termination of the corporate existence, of that Member;

         (c) In the event that either the Member or the Managing Member materially breaches any provision of this Agreement or fails to diligently commence cure of any breach of this Agreement within five business days of written notice from the other of the Member or the Managing Member, then at the election of the "Non-defaulting Member" (as this term is defined below); or

         (d) In the event that either the Member or the Managing Member becomes insolvent or unable to pay its debts as they mature, or makes an assignment for the benefit of creditors, or suffers or fails to pay and discharge within thirty
(30) days of entry any final judgement (after exhaustion of any period of appeals) by any court in the amount of, in the case of any Member $10,000 or more, or in the case of the Managing Member $2 million or more, or in the event that either the Member or the Managing Member files, or there is filed against the other a petition for bankruptcy, reorganization or arrangement under any law relating to bankruptcy or insolvency, or Persons other than the Member or the Managing Member obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting the other from performing this Agreement or in the event that the assets of either are assumed by a trustee or other person pursuant to any judicial proceeding.

         15.2. Termination by Member. Any Member (other than SMC) may elect to terminate its Operating Division at any time upon sixty (60) days written notice by such Member that their respective Operating Division is terminated, with or without cause, and regardless of the reason therefor; provided, however, that the foregoing sixty (60) day period shall be one hundred eighty (180) days for GFM.

         15.3. Termination by Managing Member. Managing Member may elect to terminate any Operating Division upon the occurrence of any one or more of the following:

              (a) In the event that either Guaranty or Managing Member becomes subject to adverse regulatory criticism by reason of their investment or involvement in the Company or the activities of the Company by the Federal Deposit Insurance Corporation or the Wisconsin Savings and Loan Commissioner (or its successor);

              (b) In the event that Guaranty, Managing Member or its Associates is directed to discontinue and/or terminate the activities of any Operating Division by the Wisconsin Savings and Loan Commissioner (or its successor), the Federal Deposit Insurance Corporation, the Federal Reserve, or in the event that the activities of any Operating Division become an unauthorized or illegal investment and/or activity of Guaranty, Managing Member or its Associates pursuant to any applicable federal or state law or governmental regulation;

              (c) Upon sixty days written notice by Managing Member that any Operating Division is terminated, with or without cause and regardless of the reason therefor; provided that with respect to the Operating Division for GFM such time period shall be 180 days; or

              (d) Upon dissociation of a Member having an Economic Interest in that Operating Division.

         15.4. Effect of Termination. Upon the effective date of termination of all obligations and liabilities of either the Member whose Operating Division has been terminated, or of the Managing Member to such Member except for such obligations and liabilities arising from, or pertaining to, the ordinary course of winding up the business of such Operating Division, shall immediately cease and terminate; provided, that in no event shall any such termination, for whatever cause, operate to release or discharge any party hereto for any liability to the other party by reason of any breach or default theretofore occurring or shall operate in any manner so as to limit or impair any of the indemnification obligations and contribution obligations of such Member as provided elsewhere herein.

         15.5. Liquidation of Assets. Subject to the provisions of Section 15.6, upon termination of an Operating Division, control of the business and affairs of the Company shall continue to be undertaken by the Managing Member, who shall wind up the affairs of the Operating Division by closing out loans in the pipeline and, thereafter, selling any remaining Servicing Rights. At Managing Member's sole election Managing Member may cause an independent and experienced appraiser to appraise the business, properties and assets of that Operating Division on a liquidation basis, and not as a going concern. Such appraisal shall not place any value on goodwill or future prospects of that Operating Division. On the basis of commercially reasonable judgment, the Managing Member shall establish the respective Economic Interests of the related Member and the Managing Member in that Operating Division based on Managing Member's accounting records following closing of the pipeline and sale of any Servicing Rights. If, however, Managing Member obtains an appraisal, such value shall be established on the assumption that all of its business, properties and assets are sold in a bona fide arms-length transaction to a third party at such appraisal price. In either event, the proceeds of pipeline disposition or assumed sale are used to discharge all obligations to third parties attributable to the business or operations of that Operating Division and thereafter distributed in accordance with the provisions of Section 15.6. At any time within fifteen (15) days after such valuation, Managing Member or GFM shall have the right to purchase all of the Member's right, title and interest in and to the terminated Operating Division at a price equal to the valuation therefor and for all cash. Purchase by Managing Member or GFM shall be consummated, if at all, within fifteen (15) days following the date of the election to purchase. In the event that Managing Member or GFM does not elect to purchase the other's interest in the Operating Division, the Managing Member shall manage the business and affairs of the terminated Operating Division in accordance with prudent business judgment and shall seek to sell all of the business, properties and assets of the terminated Operating Division as promptly as reasonably possible and at a price approximating their fair market value, as determined above. In all events, however, no sale of the business, properties or assets of that Operating Division shall be undertaken, and no contract or agreement entered into therefor with any third party, without the prior written consent of the Managing Member. Upon any sale of the business, properties and assets of the terminated Operating Division all proceeds emanating therefrom will be applied, distributed and allocated in accordance with the provisions of Section 15.6.

         15.6. Termination and Liquidation. Following the sale and distribution of the business, properties and assets of the terminated Operating Division, all proceeds received by the Company shall be deposited with Managing Member immediately upon receipt thereof and promptly following such deposit shall be distributed in the following order of priority.

                  (a) To the payment and discharge of all secured liabilities, secured debts and secured obligations of the Company to Managing Member and third parties, first with respect to the Warehouse Line, and next with respect to all other secured liabilities, secured debt and secured obligations of the Company to the extent Managing Member determines, in the exercise of its reasonable discretion, that such liabilities, debts and obligations are attributable to the business, operations or affairs of that Operating Division;

                  (b) To the payment and discharge of all other liabilities, debts and obligations of the Company to third parties to the extent Managing Member determines, in the exercise of its reasonable discretion, that such liabilities, debts and obligations are attributable to the business, operations or affairs of that Operating Division;

                  (c) To the payment and discharge of all loans made to the Company by the Member whose Operating Division has been terminated and to pay and discharge all loans made by Managing Member to the Company in connection with the operations of the Operating Division and as determined by the Managing Member, including any interest accrued and unpaid thereon, excluding the Warehouse Line, first with respect to all Loan SubServicing Fees owed to Guaranty, and next to all remaining loans or investments made to the Company; and

                  (d) To the payment to the Members of all remaining amounts of contributed cash capital and property, at the agreed upon value, made by the Member and the Managing Member in accordance with their respective Economic Interests in the Operating Division.

         Notwithstanding anything hereinabove to the contrary, at the time of liquidation and distribution of the remaining assets of an Operating Division, if the Managing Member shall reasonably determine that there is a basis of a third party claim against the Company or a liability of the Company to some third party as a result of the conduct of the business or affairs of that Operating Division, including, without limitation, any claim for repurchase of or indemnity on sold loans, whether or not asserted by the third party, the Managing Member shall withhold and reserve from the amounts to be distributed an amount to pay and discharge any such claim and to defray all costs and expenses that the Company might reasonably be expected to suffer or incur in connection with any challenge to or defense of the same. All amounts so reserved by the Managing Member shall be maintained in a passbook interest bearing account at Guaranty or such depository or depositories as may be selected by the Managing

Member or its Associates, with interest accruing thereon to the benefit of the Members in accordance with their respective Economic Interests in the Operating Division, and shall be retained until such time as such claim is fully settled and resolved or in the reasonable judgment of the Managing Member determined not to be actionable or unlikely ever to be asserted.

         15.7. Wrongful Dissolution. If any Operating Division is terminated under Section 15.1(c) or (d) or a Member is dissociated pursuant to
Section 17.1 (b) through (f) then Managing Member shall have the right and power, at any time within fifteen (15) days following written notice of such event, to purchase, all, but not less than all, of the Member's interest in the Company, on the following terms:

                  (a) the fair market value of all of the business and assets, net of liabilities, of the Operating Division shall be determined pursuant to the procedures set forth in Section 15.5 of this Agreement;

                  (b) the Member's distributive share of the business and net assets shall be determined by assuming that the business and net assets of the Operating Division were sold for 75% of their fair market value, pursuant to
Section 15.5 and that the proceeds thereof were distributed as provided in
Section 15.6 of this Agreement; and

                  (c) payment shall be made to the Member of its distributive share as determined in Section 15.6.

                  Upon payment to the Member of the amount set forth in Section 15.7(c), all interests and rights of the Member shall cease and terminate and all of its interest in the Company shall, without further action, be owned by, and be the sole and exclusive property of, Managing Member.


                                                     ARTICLE 16.

                                            TRANSFERS OF INTERESTS, ETC.

         16.1. Consent Required. Except as set forth in Section 16.2 no Member shall transfer its interest in the Company without the prior written consent of the Managing Member which consent will not be unreasonably withheld.

         16.2. Assignment by SMC. SMC shall have the right to assign, pledge, transfer, hypothecate, encumber or otherwise alienate any portion of their respective right, title and interest in and to the Company, as follows:

                  (a) To Guaranty or to any corporation which owns more than 50% of the capital stock of Guaranty or Managing Member or to any corporation 50% of whose capital stock is owned by Guaranty or Managing Member -- in case of any transfer by Managing Member of its interest in the Company, the party receiving such interest shall succeed to Managing Member's position as Managing Member of the Company in the event Managing Member is, at the time of such transfer, the Managing Member; or

                  (b) As a result of any corporate acquisition, reorganization, merger, sale of substantially all of the assets or similar type organic change transaction to which any of Guaranty, Managing Member or their respective Associates are a party and whether or not Guaranty, SMC or their respective Associates are a surviving or resulting entity.

         16.3. Obligations and Rights of Transferees and Assignees. Any
Person who acquires in any manner whatsoever the interest (or any part thereof) of any Member in the Company, irrespective of whether such Person has accepted and assumed in writing the terms and provisions of this Agreement, shall be deemed, by acceptance of the benefit of the acquisition thereof, to have requested and agreed to be subject to and bound by all of the obligations of this Agreement, with the same force and effect as any predecessor in interest in the Company, shall have only such rights as are provided in this Agreement, and, without limiting the generality of the foregoing, such Person shall not have the value of his interest ascertained or receive the value of such interest, or, in lieu thereof, profits attributable to any right in the Company, except as set forth in this Agreement.

         16.4. Nonrecognition of Certain Transfers. Notwithstanding any other provision of this Agreement, any transfer, sale, alienation, assignment, encumbrance or other disposition in contravention of any of the provisions of this Article shall be void and ineffective, and shall not bind, or be recognized by, the Company.

         16.5. Required Amendments; Continuation. If and to the extent any transfer of a Member Interest in the Company is permitted hereunder, this Agreement shall be amended to reflect such transfer and (if and to the extent then required by the Act) a certificate of amendment to the Certificate shall be filed in accordance with the Act. The admission of any substitute Member pursuant to this Article shall be deemed effective immediately prior to the transfer of an interest in the Company to such substitute Member. If the transferor Member has transferred all of its interest in the Company pursuant to this Article 16, then, immediately following such transfer, the transferor Member shall cease to be a Member of the Company.

         16.6. Resignation. No Member shall have the right to resign from the Company without the prior written consent of the Managing Member;
  except pursuant to a termination of such Member's  Division  pursuant to
Section 15.2.

                                   ARTICLE 17.

                            DISSOCIATION OF A MEMBER
                            ------------------------

         17.1. Dissociation of a Non-Managing Member. A Person who is not the Managing Member shall cease to be a Member upon the happening of any of the following events (which shall constitute "Dissociation Events" only with respect to such Members):

                  (a) the Member furnishes a written notice of withdrawal to the Managing Member;

                  (b) the voluntary transfer by a Member of that Member's Interest in violation of Section 16.1 hereof;

                  (c)      the bankruptcy of a Member;

                  (d) the acquisition, by a Member, of a direct or beneficial interest in a mortgage brokerage company that competes with the Company for applicants for mortgages; provided, however, that the Member is not prevented from investing in up to 1% of the outstanding shares in a publicly-traded loan production or mortgage banking concern;

                  (e) the breach, by a Member, of any material term, condition or provision of this Agreement;

                  (f) the violation, by a Member, of the provisions of the Real Estate Settlement Procedure Act of 1974 ("RESPA"), as amended, and the regulations implementing the same;

                  (g) in the case of a Member that is a separate Person, other than a corporation, the dissolution and commencement of winding up of the separate Person;

                  (h) in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or

                  (i) in the case of an estate, the distribution by the fiduciary of the estate's entire interest in the Company;

                  (j) in the case of a Member who is an individual, the death of the Member; or

                  (k) in the case of a Member who is an individual, the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage the Member's personal estate.

                  (l) Upon the termination of such Member's Operating Division as provided in Article 15.


         17.2. Dissociation of the Managing Member. Any Person (other than SMC, its Associates or permitted transferees and assigns) who is the Managing Member shall cease to be a Member upon the happening of any of the following events (which shall constitute "Dissociation Events" only with respect to such Managing Members):

                  (a) the Managing Member furnishes a written notice of withdrawal to all the Members;

                  (b)      the bankruptcy of the Managing Member;

                  (c) if the Managing Member is a separate Organization other than a corporation, the dissolution and commencement of winding up of the separate Organization;

                  (d) if the Managing Member is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

                  (e) if the Managing Member is an individual, the death of the Member; or

                  (f) if the Managing Member is an individual, the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage the Member's personal estate.

                                   ARTICLE 18.

                                  MISCELLANEOUS
                                  -------------

         18.1. Indemnification by All Members. In addition to the right to contribution provisions set forth herein, each Member shall indemnify all other Members and their respective officers, directors, stockholders, corporate affiliates, Associates, agents and employees (collectively, the "Member Indemnitees") and hold the Indemnitees harmless from and against any and all liabilities, claims, demands losses, damages, costs and expenses, including court costs and attorney's fees (collectively, "Damages"), that they or any of them may hereafter suffer, incur, pay or lay out or otherwise be put to for or in connection with or by reason of any one or more of the following:

                  (a) any breach or default on the part of such Member in the performance of any of its covenants, duties or obligations arising under this Agreement;

                  (b) any falsity, inaccuracy or misstatement of such Member representations and warranties set forth in this Agreement or the
 Contribution Agreement;

                  (c) any claim or demand relating to the operation or conduct of such Member's Member Business at any time;

                  (d) all costs and expenses suffered or incurred by any of the Member Indemnitees in connection with undertaking an investigation of the facts relating to any claim or demand to which this indemnity relates, costs or expenses incurred to consultants and investigators in connection with such investigation or in the defense of any such claim or demand and costs and expenses incurred to counsel in defending against the same; and

                  (e) in the event any claims, demands or causes or actions are made or filed by third parties against the Company, any Member or any of the Member's respective officers, directors, stockholders, corporate affiliates, Associates, agents and employees (collectively, the "Respondent") arising from the authorized acts or omissions of any Member under this Agreement, and any Respondent is found liable therefor, then in addition to the indemnification rights set forth in Section 6.13, and to the extent such Damages can not be equitably allocated to one or more particular Division, the Members agree between themselves and not for the benefit of third parties, that they shall each bear the amount of one-half total Damages suffered by them in the amount of each Member's weighted average Contribution Percentage during the calendar year period the alleged acts or omissions occurred (without giving effect to the distributions made during that period).

         18.2. Insurance. To the extent available on commercially reasonable terms, the Managing Member shall establish and maintain in full force and effect during the entire term of this Agreement an errors and omissions policy of insurance for the Company with such insurers and with terms, conditions, limits and deductibles as the Managing Member determines to be appropriate from time to time.

         18.3. Right to Contribution. If any Person, not a party to this Agreement, asserts any claim in connection with any loan originated and/or packaged by the Company against any of the Members, such claim shall be deemed to be a claim against the Company, and the Company and/or the Member whose Operating Division originated the loan hereby acknowledge and agree that any Member against whom such claim is asserted, to the extent that the claim is not otherwise covered by the Company's insurance policy, is entitled to seek and obtain contribution from the Company and/or the Member whose Operating Division originated the loan to the same extent as if the claim had been brought against the Company; except that no Member (the "Indemnitor") who has an obligation to indemnify the other Member (the "Indemnitee") from and against a claim pursuant to the provisions of Section 18.2 hereof may seek and obtain contribution from the Indemnitee with respect to such claim pursuant to this Article.

         18.4. Confidentiality and Non-Disclosure. As a material inducement to Managing Member to act as Managing Member and perform its duties hereunder, each Member hereby covenants and agrees that such Member shall not, at any time during the term of the Company or at any time during the two year period immediately following termination of this Agreement, disclose to any third party, the nature, character or content of any of the operating or investment or similar policies, procedures, practices or systems developed by or in behalf of the Company or made available to the Company by Guaranty, Managing Member or its Associates, or any of Managing Member's or Managing Member's Associates' customer lists, each of which constitutes proprietary trade secret information belonging exclusively to Managing Member and/or Managing Member's Associates. In this connection, each Member acknowledges and agrees that all memorandums, lists, policy statements, stratagems, descriptions, records, files, documents and other materials produced by or on behalf of the Company or made available to the Company by Managing Member shall at all times be and remain the sole and exclusive property of the Company and upon its liquidation and dissolution, the sole and exclusive property of Managing Member; that reasonable efforts will be undertaken by such Member to insure to Managing Member that no such materials or any copies or reproductions thereof shall be made without the written authorization of Managing Member; that the same and contents thereof shall not be divulged to any third parties; that upon termination of the Company and upon request or demand of Managing Member, each Member shall forthwith deliver to Managing Member all such materials and any copies or reproductions made thereof by such Member. Each Member acknowledges and agrees that in the event of any breach of any of the covenants herein contained by such Member, irrevocable damage and injury will occur and that monetary damages would not be an adequate remedy to such injury or damage caused Guaranty, Managing Member and/or its Associates by reason thereof and that by reason thereof Guaranty, Managing Member and/or its Associates shall be entitled to pursue and obtain equitable relief by injunctive action as well as such other remedies as may be available to Guaranty, Managing Member and/or its Associates under applicable law.

         18.5. Limited Authority. Except with respect to acts in furtherance of the business purposes of the Company and in a manner consistent with or limited by the specific agreements, covenants, rights, privileges, duties and obligations arising under this Agreement, neither the formation of the Company nor the execution and delivery by the parties hereto of this Agreement, is intended by the parties hereto to authorize or entitle any party hereto to act as general agent or on behalf of any other party with respect to any business or activity other than the specific purposes as herein provided. In this connection, each Member agrees neither it, nor its Associates, employees or agents, shall use the names Guaranty Mortgage Services", "Shelter Mortgage," "SMC," or "Guaranty Bank" or any derivation thereof, or do business under any of the foregoing names or any derivation thereof, or in any way purport to represent any entity of any of the foregoing names or have any affiliation with such entities; except that any Member may represent itself as a Member of this Company with such limited power and authority as expressly permitted to such Member hereunder.

         18.6.    Notices.
                  -------

                  (a) All Notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Member to whom it is given or delivered by a nationally recognized service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the Member at its address listed in the Contribution Agreement.

                  (b) All Notices shall be deemed given when delivered or, if mailed as provided in Section 18.6(a) on the third (3rd) day after the day of mailing, and if sent by telex or telegram or telecopier or overnight delivery service, twenty-four (24) hours after the time of dispatch. Any Member may change its address for the receipt of Notices at any time by giving Notice thereof to the Managing Member. Notwithstanding the requirement in Section 18.6(a) as to the use of registered or certified mail, any routine reports required by this Agreement to be submitted to Members at specified times may be sent by first-class mail.

         18.7. Certificate Requirements. From time to time the Members shall sign and acknowledge all such writings as are required to amend the Certificate or for the carrying out of the terms of this Agreement or, upon dissolution of the Company, to cancel such Certificate.

         18.8. Entire Agreement. Other than the Contribution Agreement (or any Subscription Agreement for Additional Members), this Agreement supersedes all prior agreements and understandings among the Members with respect to the subject matter hereof.

         18.9. Modification. No change or modification of this Agreement which has a material adverse impact upon the business or operations of any particular Operating Division or upon the Member Interest of any particular Member shall be of any force unless such change or modification is in writing and has been signed by the Members whose Operating Division or Member Interest has been so impacted.

         18.10. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

         18.11. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         18.12. Further Assurances. Each Member shall execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

         18.13.Choice of Law. It is the intention of the parties that the laws of the State of Georgia relating to contracts made in, and to be performed within, such State, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties (other than questions related to limited liability company law in which case Delaware shall control). Each Member may bring any action or proceeding under this Agreement in Atlanta, Georgia. Each Member hereby irrevocably and unconditionally agrees that he, she or it shall bring all actions and proceedings under this Agreement or under the Contribution Agreement only in a court of competent jurisdiction in the State of Georgia and in no other court or jurisdiction, and each Member irrevocably submits to the jurisdiction of the courts of Georgia. For the purpose of any action or proceeding under this Agreement or under the Contribution Agreement or Subscription Agreement in the courts of Georgia, with respect to such claim each Member hereby elects domicile at the principal office of the Company, and hereby irrevocably submits to the jurisdiction of the courts of Georgia. Each Member waives irrevocably any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         18.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         18.15. Limitation on Rights of Others. No Person other than a Member shall have any legal, or equitable right, remedy or claim under or in respect of this Agreement.

         18.16. Brokers and Finders. Each Member shall indemnify and hold all of the other Members and the Company harmless from and against any commission, fee or other payment due any broker, finder or other Person in connection with such Member's decision to invest in the Company.

         18.17. Number and Gender. As used in this Agreement, all pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

         18.18. Fiduciaries. Whenever any trust or estate is acting as a Member under this Agreement, any obligation or liability created hereunder shall bind only the assets of such trust or estate. No such obligation or liability shall be personally binding upon, nor shall resort be had to, nor recourse or satisfaction sought from, any individual or entity, or the property of any individual or entity, at any time acting as a fiduciary of any such trust or estate, whether the claim giving rise to such obligation or liability is based on contract, tort or otherwise.

         18.19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

         18.20. Securities Laws. All offerings and Transfers of Member Interests shall be made in compliance with applicable federal and state securities laws. Each Member agrees to indemnify the other Members and the Company for any loss, cost, liability or damage arising from its breach of the foregoing sentence.

         18.21. Attorneys' Fees. In the event of any litigation or arbitration regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The "prevailing party" shall mean the party who receives substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment or otherwise.

         18.22. Waiver of Partition. Each Member hereby waives its right to bring an action for partition of any of the property owned by the Company.

         18.23. Permissible Conduct. At all times the Company shall engage in only those activities in which a subsidiary of a Wisconsin state savings bank, under applicable state and federal law and interpretive letters of the Wisconsin Department of Financial Institutions (or its successor) and the Federal Deposit Insurance Corporation, would be permitted to engage. Each Member shall use their best efforts to ensure that this condition is maintained at all times during the term hereof.

         18.24.  No Third Party Beneficiaries. The provisions of this
Agreement are for the exclusive benefit of the Members and their Associates and not for the benefit of any other Person, nor shall this Agreement be deemed to have conferred any rights, express or implied upon any third party Person.

         18.25. Nonsolicitation. In the event an Operating Division is terminated pursuant to Section 15.2 hereof by the any Member other than SMC or GFM (the "Terminating Member"), and for a period of 2 years (the "Noncompete Term") after the occurrence of such event, neither the Terminating Member nor its Associates, successors or assigns shall directly or indirectly, whether as a principal, agent, employee, employer, investor, partner or otherwise, alone or in association with any individual or any other entity, and without the Managing Member's prior written consent, solicit for employment, consulting services or any other service, or hire, retain or engage, any employee, agent, consultant or representative of the Company, Managing Member, Guaranty or their respective Associates if the person so solicited, hired, retained or engaged was employed by Managing Member, Company, Guaranty or their respective Associates at any time prior to, or during the term of, this Agreement. Each Member hereby agrees that, in the event of any breach by the Terminating Member of the noncompetition provision contained in this Section 18.25, it would be extremely difficult to prove the actual amount of damages suffered as a result of such breach and an adequate remedy at law would not exist, and therefore, in addition to any other remedy available at law or in equity in the event of any such breach, the Managing Member shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from violation of this noncompetition provision from any court of competent jurisdiction, without the necessity of proving the amount of any actual damages to it resulting from such breach.

         18.26 Additional HUD Requirements. Shelter Mortgage Corporation shall have exclusive authority to deal directly with HUD on behalf of the Company. If for any reason, Shelter Mortgage Corporation is unable to fulfill its duties, then Guaranty First Mortgage, LLC shall be empowered to serve in the same capacity. In no event shall this Agreement terminate until such times as all FHA insured mortgages have been transferred to other FHA approved mortgagee(s).

         IN WITNESS WHEREOF, the Members have duly executed this Agreement as of the opening of business on the day and year first above written.

"SMC"

Shelter Mortgage Corporation,
a Wisconsin corporation


By:      /s/ Jill Levy Belconis
         -----------------------------------------------------
         Jill Levy Belconis, President

Guaranty First Mortgage, LLC,
a Georgia LLC



By:      /s/ Sandy Tate
         -----------------------------------------------------
         Sandie Tate
Its:     _________________________________

Guaranty Mortgage Services, LLC,
a Delaware LLC



By:      /s/ Sandy Tate
         -----------------------------------------------------
         Sandie Tate
Its:     _________________________________

Dan Parmer

                                                     EXHIBIT A



MEMBER                                        OFFICE ADDRESS


Chestatee Residential Mortgage, Inc.    6639 Highway 53 East
                                        Dawsonville, GA  30534

                                    EXHIBIT B


                              INTENTIONALLY OMITTED

                                    EXHIBIT C

                              Loan SubServicing Fee



1. Loan SubServicing Fee - 15 basis points of the aggregate unpaid principal balance of the loans included in the Servicing Portfolio.

The Loan SubServicing Fee may be adjusted from time to time, provided, however, that within thirty (30) days of any such adjustment, Guaranty may submit a bona fide competitive bid from a reputable loan servicer having an existing loan servicing portfolio in excess of $5 billion (the "Potential Subservicer") and in response thereto, the Company shall adjust the Loan SubServicing Fee to within 10% of the competitive bid. The Loan SubServicing Fee shall be payable monthly and shall not be prorated for any partial month.